EXHIBIT 10.2
ASSET PURCHASE AGREEMENT
BETWEEN

US CANADIAN PROPERTY ALPHA BLUE MOUNTAIN NOMINEE CORP.,
a British Columbia corporation, and
US CANADIAN PROPERTY ALPHA WHISTLER NOMINEE CORP.,
a British Columbia corporation, and

R&H US CANADIAN PROPERTY LIMITED,
a Jersey limited company, solely in its capacity as trustee for
US CANADIAN PROPERTY TRUST ALPHA,
a Jersey trust
AS SELLERS
- AND -
CLP SNOWSHOE, LP,
CLP MAMMOTH, LP,
CLP COPPER, LP,
CLP STRATTON, LP, and
CLP SANDESTIN, LP,
each being a Delaware limited partnership

AS U.S. PARTIES

- AND -

IMPERIUM BLUE SKI VILLAGES, LLC,
a Georgia limited liability company
AS PURCHASER

DATED AS OF JUNE 30, 2016
VILLAGES AT WHISTLER AND BLUE MOUNTAIN

TABLE OF CONTENTS
LIST OF EXHIBITS AND SCHEDULES
ARTICLE I DEFINITIONS

1.1	DEFINITIONS
ARTICLE II PURCHASE AND SALE, ASSETS AND LIABILITIES

2.1	PURCHASE AND SALE

2.2	DESCRIPTION OF THE ASSETS

2.3	EXCLUDED ASSETS

2.4	RETAINED LIABILITIES

2.5	ASSUMED LIABILITIES
ARTICLE III PURCHASE PRICE

3.1	PURCHASE PRICE

3.2	INTENTIONALLY DELETED.

3.3	METHOD OF PAYMENT

3.4	ALLOCATION OF PURCHASE PRICE

3.5	SECTION 116 CERTIFICATE
ARTICLE IV DUE DILIGENCE AND INSPECTION

4.1	RIGHT TO INSPECT.

4.2	MATTERS RELATING TO TITLE TO THE ASSETS.

4.3	CONTRACTS

4.4	LICENSES AND PERMITS

4.5	PURCHASER’S ELECTION WHETHER TO PROCEED

4.6	AUTOMATIC TERMINATION
ARTICLE V REPRESENTATIONS AND WARRANTIES

5.1	SELLERS’ REPRESENTATIONS AND WARRANTIES

5.2	PURCHASER’S REPRESENTATIONS AND WARRANTIES
ARTICLE VI COVENANTS

6.1	CONFIDENTIALITY.

6.2	TAX CONTESTS

6.3	CONDUCT OF THE BUSINESS

6.4	NOTICES AND FILINGS

6.5	FURTHER ASSURANCES

6.6	PERSONAL PROPERTY

6.7	COMMUNICATIONS WITH MANAGERS’ EMPLOYEES

6.8	INTENTIONALLY DELETED

6.9	EXCLUSIVITY

6.10	SECURITIES FILINGS

6.11	ESTOPPELS
ARTICLE VII CLOSING CONDITIONS

7.1	PURCHASER’S CLOSING CONDITIONS

7.2	FAILURE OF ANY PURCHASER’S CLOSING CONDITIONS

7.3	SELLERS’ CLOSING CONDITIONS

7.4	FAILURE OF THE SELLERS’ CLOSING CONDITIONS
ARTICLE VIII CLOSING

8.1	CLOSING DATE

8.2	CLOSING

8.3	SELLERS’ CLOSING DELIVERIES

8.4	PURCHASER’S CLOSING DELIVERIES
ARTICLE IX PRORATIONS AND EXPENSES

9.1	CLOSING STATEMENT

9.2	PRORATIONS, TAXES, AND ASSESSMENTS

9.3	CASH

9.4	INTENTIONALLY DELETED.

9.5	PURCHASER’S TRANSACTION COSTS

9.6	SELLERS’ TRANSACTION COSTS

9.7	OTHER CLOSING COSTS
ARTICLE X DEFAULT AND REMEDIES

10.1	SELLERS’ DEFAULT

10.2	PURCHASER’S DEFAULT

10.3	NO PUNITIVE OR CONSEQUENTIAL DAMAGES

10.4	JOINT AND SEVERAL LIABILITY

10.5	PROTECTION OF TRUSTEE
ARTICLE XI RISK OF LOSS

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11.1	CASUALTY

11.2	EXPROPRIATION

11.3	DAMAGE NOT IN EXCESS OF THRESHOLD
ARTICLE XII SURVIVAL, INDEMNIFICATION, AND RELEASE

12.1	SURVIVAL

12.2	INDEMNIFICATION BY SELLERS

12.3	INDEMNIFICATION BY PURCHASER

12.4	INDEMNIFICATION PROCEDURE; NOTICE OF INDEMNIFICATION CLAIM.

12.5	EXCLUSIVE REMEDY FOR INDEMNIFICATION LOSS; INTERPRETATION

12.6	WAIVER AND RELEASE
ARTICLE XIII MISCELLANEOUS PROVISIONS

13.1	NOTICES.

13.2	TIME IS OF THE ESSENCE

13.3	ASSIGNMENT

13.4	SUCCESSORS AND ASSIGNS

13.5	THIRD PARTY BENEFICIARIES

13.6	RULES OF CONSTRUCTION

13.7	SEVERABILITY

13.8	GOVERNING LAW; JURISDICTION AND VENUE.

13.9	WAIVER OF TRIAL BY JURY

13.10	PREVAILING PARTY

13.11	INCORPORATION OF RECITALS, EXHIBITS AND SCHEDULES

13.12	LIABILITY OF INTEREST-HOLDERS IN SELLERS AND THEIR AFFILIATES

13.13	INDEPENDENT ENTITY

13.14	ENTIRE AGREEMENT

13.15	AMENDMENTS, WAIVERS, AND TERMINATION OF AGREEMENT

13.16	EXECUTION OF AGREEMENT

13.17	TAX DISCLOSURES

13.18	SELLER’S KNOWLEDGE

13.19	COMPANION CONTRACT

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13.20	WHISTLER NOMINEE

13.21	REFERENCES TO $, DOLLARS.

4

LIST OF EXHIBITS AND SCHEDULES
List of Exhibits
Exhibit A-1 – Description of Blue Mountain Condominium Units
Exhibit A-2 – Description of Whistler Condominium Units
Exhibit B – Form of the Sellers’ Closing Bringdown Certificate
Exhibit C-1 – Intentionally Deleted
Exhibit C-2 – Intentionally Deleted
Exhibit D – Form of Bill of Sale
Exhibit E – Form of Assignment and Assumption of Contracts
Exhibit F – Form of Assignment and Assumption of Licenses and Permits
Exhibit G – Intentionally Deleted
Exhibit H – Form of Assignment and Assumption of Management Agreement
Exhibit I – Form of Assignment of Tenant Leases
Exhibit J – Form of Required Tenant Estoppel Certificate
Exhibit K – Form of the Purchaser’s Closing Bringdown Certificate
Exhibit L – Intentionally Deleted
Exhibit M – Form of Tenant Notice
Exhibit N – Form of Assignment, Assumption, and Release of Head Lease
Exhibit O – Form of HST Certificate, Undertaking and Indemnity
Exhibit P – Form of Escrow Agreement for Withheld Amount

5

List of Schedules
Schedule 2.2.3 – Contracts
Schedule 2.2.4 – Licenses and Permits
Schedule 2.2.7 – Tenant Leases, Rent and Security Deposits
Schedule 2.3.2 – Managers’ Property
Schedule 3.4 – Allocation of Purchase Price
Schedule 4.1.1(g) – Condominium Documents
Schedule 4.1.1(i) – Drawings, Geotechnical Reports, Environmental Reports or Studies, Engineering Reports, and Specifications Relating to the Condominium Property
Schedule 5.1.6 – Litigation
Schedule 5.1.8(a) – Unpaid Commissions/Landlord Obligations
Schedule 5.1.8(b) – Tenant Termination Notices
Schedule 5.1.8(c) – Tenant Defaults
Schedule 5.1.12 – Purchase Options
Schedule 5.1.13 – Contracts and Management Agreements
Schedule 5.1.16 – Claims for Taxes
Schedule 5.1.19 – Condominium Owners Association Approval
Schedule 6.3.1 – Liens
Schedule 6.7 – Manager Contacts
Schedule 6.11 – 1 Major Tenants
Schedule 6.11 – 2 Large Tenants
Schedule 9.2.8 – Utilities in the Name of the Sellers and the Sellers’ Utility Deposits
Schedule 9.7 – Taxes

6

7

ASSET PURCHASE AGREEMENT
THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made as of this 30th day of June, 2016 (the “Effective Date”),
BY AND AMONG:
US CANADIAN PROPERTY ALPHA BLUE MOUNTAIN NOMINEE CORP., a company incorporated pursuant to the laws of the Province of British Columbia
(the “Blue Mountain Nominee”)
AND:
US CANADIAN PROPERTY ALPHA WHISTLER NOMINEE CORP., a company incorporated pursuant to the laws of the Province of British Columbia
(the “Whistler Nominee”)
AND:
R&H US CANADIAN PROPERTY LIMITED, a limited company incorporated under the Companies (Jersey) Law 1991 (the “Trustee”), solely in its capacity as trustee of US CANADIAN PROPERTY TRUST ALPHA, a trust formed under the laws of the Island of Jersey
(the “Trust” and collectively with the Blue Mountain Nominee, and the Whistler Nominee, the “Sellers”, and each, a “Seller”)
AND:
CLP SNOWSHOE, LP; CLP MAMMOTH, LP; CLP COPPER, LP; CLP STRATTON, LP; and CLP SANDESTIN, LP, each being a Delaware limited partnership
(collectively, the “US Parties”)
AND:

IMPERIUM BLUE SKI VILLAGES, LLC, a limited liability company incorporated pursuant to the laws of the State of Georgia, or its designated assignee
(the “Purchaser”)

(the Sellers, the US Parties and the Purchaser are sometimes, as applicable, individually referenced herein as a “Party” or collectively referenced herein as the “Parties”)
RECITALS:

A.
The Blue Mountain Nominee is the registered owner and the beneficiaries of the Trust are the beneficial owners of the condominium units identified on Exhibit A-1 of this Agreement (the “Blue Mountain Condominium Units”) and other Assets related thereto located at the Blue Mountain Resort located in the Town of The Blue Mountains, County of Grey, Ontario (the “Blue Mountain Resort Property”).

B.
The Whistler Nominee is the registered owner and the beneficiaries of the Trust are the beneficial owners of the condominium units identified on Exhibit A-2 of this Agreement (the “Whistler Condominium Units” and together with the Blue Mountain Condominium Units, the “Condominium Units”) and other Assets related thereto located at the Whistler Resort located in the Resort Municipality of Whistler, British Columbia (the “Whistler Resort Property”, together with the Blue Mountain Resort Property, the “Resort Property” or “Resort Properties”).

C.
The Blue Mountain Nominee, for and on behalf of the Trust, leases to CLP Canada Lessee Corp., a corporation incorporated pursuant to the laws of the Province of British Columbia (the “Head Lessee”) the Blue Mountain Condominium Units, pursuant to that certain master lease agreement dated as of December 3, 2004 (the “Blue Mountain Head Lease”).

D.
The Whistler Nominee, for and on behalf of the Trust, leases to Head Lessee the Whistler Condominium Units, pursuant to that certain Master Lease Agreement dated as of December 3, 2004 (the “Whistler Head Lease”, and together with the Blue Mountain Head Lease, the “Head Leases”).

E.	Commercial tenants lease the Condominium Units from the Head Lessee pursuant to certain commercial lease agreements.

F.
Head Lessee is a party to that certain Property Management Agreement dated December 3, 2004, with Blue Mountain Manager (as defined herein), and pursuant to which, among other things, Blue Mountain Manager manages the leasing operations of the Blue Mountain Condominium Units, on behalf of Head Lessee (the “Blue Mountain Management Agreement”).

G.
Head Lessee is a party to that certain Property Management Agreement dated December 3, 2004, with Whistler Manager (as defined herein), and pursuant to which, among other things, Whistler Manager manages the leasing operations of the Whistler Condominium Units, on behalf of Head Lessee (together with the Blue Mountain Management Agreement, the “Management Agreements”).

H.	The US Parties are the sellers under the US Companion Contract, as defined herein.

I.	The Purchaser desires to purchase and assume from the Sellers, and the Sellers desire to sell and assign to the Purchaser, the Assets, on the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the respective provisions contained in this Agreement, the Parties agree as follows:
ARTICLE I

DEFINITIONS
1.1 Definitions.
The following terms will have the following meanings in this Agreement:
“Action Period” has the meaning set forth in Section 12.1.
“Affiliate” has the following meaning: two entities are “Affiliates” if:

(a)	one of the entities is a Subsidiary of the other entity;

(b)	both of the entities are Subsidiaries of the same entity; or

(c)	both of the entities are Controlled by the same person or entity.
“Agreement” has the meaning set forth in the first paragraph of this document.
“Applicable Laws” means in each case to the extent the Person or Condominium Property in question is subject to the same, (a) all statutes, laws, common law, rules, regulations, ordinances, codes or other legal requirements of any Governmental Authority, stock exchange, board of fire underwriters, and similar quasi-governmental authority, and (b) any judgment, injunction, order, or other similar requirement of any court or other adjudicatory authority, in effect at the time in question.
“Assets” has the meaning set forth in Section 2.2.
“Blue Mountain Condominium Property” has the meaning set forth in Section 2.2.1(a).
“Blue Mountain Condominium Units” has the meaning set forth in Recital A.
“Blue Mountain Head Lease” has the meaning set forth in Recital C.
“Blue Mountain Management Agreement” has the meaning set forth in Recital F.
“Blue Mountain Manager” means Skyline Hotels and Resorts, Inc.

“Blue Mountain Resort Property” has the meaning set forth in Recital A.
“Books and Records” has the meaning set forth in Section 2.2.5.
“Business” or “Businesses” means the business of owning and operating the Condominium Property, including, without limitation, the commercial leasing operations conducted at the Condominium Property.
“Business Day” means any day other than a Saturday, Sunday, or any United States federal legal holiday, or any Canadian statutory holiday, or any day on which banks in any of British Columbia, Ontario, Florida, or the Island of Jersey are not open for business.
“Casualty” has the meaning set forth in Section 11.1.
“Closing” has the meaning set forth in Section 8.1.
“Closing Conditions” means the Purchaser’s Closing Conditions and the Sellers’ Closing Conditions.
“Closing Date” has the meaning set forth in the US Companion Contract.
“Closing Statement” has the meaning set forth in Section 9.1.
“Comfort Letter” has the meaning set forth in Section 3.5.7.
“Condominium Association” means any condominium association, condominium corporation, strata corporation or other governing body to which Condominium Units are subject, whether by contract, by operation of law, by virtue of being recorded in the official records of the province in which the applicable Resort Property is located, or otherwise.
“Condominium Documents” means any and all declarations of condominium, bylaws, covenants, conditions, and restrictions, and any similar instruments or documents governing the formation and operation of a Resort Property or any applicable Condominium Association, and which apply to the Condominium Units located at such Resort Property, whether by contract, by operation of law, by virtue of being recorded in the official records of the province in which such Resort Property is located, or otherwise.
“Condominium Property” has the meaning set forth in Section 2.2.1.
“Condominium Units” has the meaning set forth in Recital B hereto.
“Contracts” has the meaning set forth in Section 2.2.3.

“Control” means:

(a)
the right to exercise, directly or indirectly, a majority of the votes which may be voted at a meeting of (i) the shareholders of the corporation, in the case of a corporation, (ii) the shareholders of the general partner, in the case of a limited partnership, or (iii) the equity holders or other voting participants of a Person that is not a corporation or limited partnership; or

(b)
the right to elect or appoint, directly or indirectly, a majority of (i) the directors of the corporation, in the case of a corporation, (ii) the directors of the general partner, in the case of a limited partnership, or (iii) a majority of the Persons who have the right to manage or supervise the management of the affairs and business of a Person that is not a corporation or limited partnership, and “Controlled” and “Controlling” have corresponding meanings.
“Cut-Off Time” has the meaning set forth in Section 9.2.7.
“Deeds” has the meaning set forth in Section 8.3.2.
“Deposit” has the meaning set forth in the US Companion Contract.
“Due Diligence Period” has the meaning ascribed thereto in the US Companion Contract.
“Effective Date” has the meaning set forth in the introductory paragraph of this Agreement.
“Encumbrance” means any registration, pledge, lien, charge, mortgage, debenture, trust deed, hypothec, security agreement, assignments by way of security, security interest, conditional sales contract, lease, sublease, title retention agreement, easement, servitude, right-of-way, restrictive covenant, encroachment, declaration of co-ownership or option, or other instrument charging or creating a security interest in any property or thing or any part thereof or interest therein, and any agreements, options, easements, rights-of-way, restrictions, executions, or other encumbrances (including any notices or other registrations in respect of any of the foregoing) affecting title to any property or thing or any part thereof or interest therein.
“Environmental Laws” means any Applicable Laws relating in any way to the environment, preservation or reclamation of natural resources, the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, release, threatened release or disposal of any Hazardous Material, or health and safety matters, including, without limitation: (a)

the Canadian Environmental Assessment Act, the Canadian Environmental Protection Act, the Environmental Assessment Act (Ontario), the Environmental Management Act (British Columbia) and any other similar applicable provincial statute; and (b) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of exposure to any Hazardous Materials.
“Escrow Agreement” means an escrow agreement to be entered into by the Purchaser’s Solicitors and the Sellers’ Solicitors pursuant to which the Closing Documents and funds will be held in escrow pending Closing, in a form to be reasonably agreed upon by each of them, which agreement will require that:

(a)
all Closing Documents and funds delivered pursuant to this Agreement and, unless the Purchased Shares Termination Notice is delivered, the Share Purchase Agreement, will be exchanged between them in escrow and in accordance with customary practice in British Columbia and Ontario; and

(b)
all documents and funds delivered pursuant to this Agreement, the Share Purchase Agreement (if the Purchased Shares Termination Notice is not delivered), and the US Companion Contract will be irrevocably released at the same time (notwithstanding that documents and funds delivered pursuant to the US Companion Contract will be held by the Title Company (as such term is defined in the US Companion Contract) pending Closing) such that the closing of the transactions contemplated by each such Agreement will occur on the same day and more or less at the same time.

“Escrow Agreement for Withheld Amount” has the meaning set forth in Section 3.5.3.
“Excluded Assets” has the meaning set forth in Section 2.3.
“Expropriation” has the meaning set forth in Section 11.2.
“Governmental Authority” means any federal, provincial, state or local government or other political subdivision thereof, including, without limitation, any Person exercising executive, legislative, judicial, regulatory, or administrative governmental powers or functions, in each case to the extent the same has jurisdiction over the Person or Condominium Property in question.
“Hazardous Materials” means any hazardous or toxic substances, chemicals, materials or waste, whether in solid, semisolid, liquid, or gaseous form, including, without limitation,

asbestos, petroleum, or petroleum by-products, polychlorinated biphenyls, mold, or other biological contaminants that are regulated by any Environmental Laws.
“Head Lease Assignments” has the meaning set forth in Section 8.3.18.
“Head Leases” has the meaning set forth in Recital D, and shall include all assignments of and amendments to the same to the Effective Date.
“Head Lessee” has the meaning set forth in Recital C.
“Head Lease Acceptance Notice” means a Notice delivered by the Purchaser to the Sellers on or before the end of the Due Diligence Period which confirms that the Purchaser intends to take an assignment of the Head Lease from all parties thereto to the Purchaser (or as the Purchaser directs) on the Closing Date. For certainty, if no such Notice is delivered prior to such time, the Purchaser will not assume, and the Sellers will not assign the Head Leases on Closing.
“HOA Assessments” means any regular or special assessments imposed by any Condominium Association, homeowners’ association, village association, master association, or similar association applicable to any portion of the Condominium Property.
“HST/GST” means the goods and services tax or harmonized sales tax payable pursuant to Part IX of the Excise Tax Act (Canada), as such statute may be amended, modified, or replaced from time to time, including any successor statute.
“Indemnification Claim” has the meaning set forth in Section 12.4.1.
“Indemnification Loss” means, with respect to any Indemnitee, any Liability, including, without limitation, reasonable attorneys’ fees and expenses and court costs, incurred by such Indemnitee as a result of the act, omission, or occurrence in question.
“Indemnitee” has the meaning set forth in Section 12.4.1.
“Indemnitor” has the meaning set forth in Section 12.4.1.
“Inspection” and “Inspections” means any non-invasive inspections, examinations, tests, investigations, reviews, or studies of the Condominium Property and/or the Businesses conducted by Purchaser (or any Affiliate thereof) or Purchaser’s Inspectors.
“Intangible Assets” has the meaning set forth in Section 2.2.6.
“Liability” means any liability, obligation, damage, loss, diminution in value, cost, or expense of any kind or nature whatsoever, whether accrued or unaccrued, actual or contingent, known or unknown, foreseen or unforeseen, and “Liabilities” has a corresponding meaning.
“Licenses and Permits” means all licenses, permits, consents, authorizations, approvals, registrations, and certificates conferred or otherwise created by any Governmental Authority, which are held by any Seller, or any Manager with respect to the Condominium Property, and are necessary for the operation of the Business as of the Effective Date or otherwise for the use, operation, or occupancy of the Condominium Property.
“Management Agreements” has the meaning set forth in Recital G, and “Management Agreement” means either one of them.
“Managers” means, together, Blue Mountain Manager and Whistler Manager, and “Manager” means either one of them.
“Notice” has the meaning set forth in Section 13.1.1.
“Ordinary Course of Business” means the ordinary course of business consistent with a Manager’s or Seller’s past custom and practice for a Business, taking into account the facts and circumstances in existence from time to time.
“Party” or “Parties” has the meaning set forth in the first paragraph of this Agreement.
“Permitted Exceptions” has the meaning set forth in Section 4.2.1.
“Person” means any natural person, firm, corporation, general or limited partnership, limited liability company, unlimited liability company, incorporated organization, association, joint venture, trust, estate, Governmental Authority, or other legal entity, in each case whether in its own or a representative capacity.
“Personal Property” has the meaning set forth in Section 2.2.2.
“Prevailing Party” has the meaning set forth in Section 13.10.
“Prorations” has the meaning set forth in Section 9.2.
“Provincial Sales Tax (British Columbia)” means the sales tax payable pursuant to the Provincial Sales Tax Act (British Columbia), as such statute may be amended, modified, or replaced from time to time, including any successor statute.
“Purchase Price” has the meaning set forth in Section 3.1.

“Purchased Shares” means, collectively, all of the issued and outstanding shares in the capital of Whistler Nominee.
“Purchased Shares Termination Notice” has the meaning ascribed thereto in the Share Purchase Agreement.
“Purchaser” has the meaning set forth in the first paragraph of this document.
“Purchaser’s Closing Deliveries” has the meaning set forth in Section 8.4.
“Purchaser’s Closing Conditions” has the meaning set forth in Section 7.1.
“Purchaser’s Closing Condition Failure” has the meaning set forth in Section 7.2.
“Purchaser’s Deductible” has the meaning set forth in Section 12.3.
“Purchaser’s Default” has the meaning set forth in Section 10.2.
“Purchaser’s Documents” has the meaning set forth in Section 5.2.2.
“Purchaser’s Due Diligence Reports” means all studies, reports, and assessments prepared by any Person for or on behalf of Purchaser (other than any internal studies, reports, and assessments prepared by any of the Purchaser’s employees, attorneys, or accountants) in connection with the Inspections.
“Purchaser’s Indemnification Cap” has the meaning set forth in Section 12.3.
“Purchaser’s Indemnitees” means Purchaser and its Affiliates, and each of their respective shareholders, members, partners, trustees, beneficiaries, directors, officers, and employees, and the successors, assigns, legal representatives, heirs, and devisees of each of the foregoing.
“Purchaser’s Inspectors” means any Person that conducted any Inspections for or on behalf of Purchaser or any Affiliate thereof.
“Purchaser’s Solicitors” means Torys LLP, 30th Floor, 79 Wellington Street West, Box 270, Toronto, Ontario M5K 1N2, Attention: H. Graham Rawlinson, or such other firm or firms of solicitors as are retained by the Purchaser from time to time and Notice of which is provided to the Sellers.
“Resort Property” and “Resort Properties” have the meanings set forth in Recital B.
“Required Tenant Estoppels” has the meaning set forth in Section 6.11.

“Retained Liabilities” has the meaning set forth in Section 2.4.
“SEC” means the U.S. Securities and Exchange Commission.
“Sellers” has the meaning set forth in the first paragraph of this document, and “Seller” means any one of them or all Sellers collectively.
“Sellers’ Closing Conditions” has the meaning set forth in Section 7.3.
“Sellers’ Closing Condition Failure” has the meaning set forth in Section 7.4.
“Sellers’ Closing Deliveries” has the meaning set forth in Section 8.3.
“Seller’s Deductible” has the meaning set forth in Section 12.2.
“Sellers’ Default” has the meaning set forth in Section 10.1.
“Sellers’ Documents” has the meaning set forth in Section 5.1.2.
“Sellers’ Due Diligence Materials” has the meaning set forth in Section 4.1.1.
“Seller’s Indemnification Cap” has the meaning set forth in Section 12.2.
“Seller Indemnitees” means the Sellers and their respective Affiliates, and each of their respective shareholders, members, partners, trustees, beneficiaries, directors, officers, and employees, and the successors, assigns, legal representatives, heirs, and devisees of each of the foregoing.
“Seller’s Knowledge” means the actual, present (and not constructive) knowledge of Michael Tetrick, Tracey Bracco, and/or Ryan Bell of CNL Financial Group Investment Management, LLC, a Florida limited liability company without any duty of inquiry.
“Sellers’ Solicitors” means MacPherson Leslie & Tyerman LLP, 1800 – 355 Burrard Street, Vancouver, British Columbia, V6C 2G8, Attention: Bruce Wright.
“Share Purchase Agreement” means the Share Purchase Agreement dated as of the Effective Date between the Purchaser and CLP Canada Nominee, Inc., as amended from time to time following the Effective Date.
“Subsidiary” means, in respect of any Person:

(a)	any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect the majority of the board of directors of such corporation is at the time directly or indirectly owned by: (i) such Person; (ii) such Person and one or more subsidiaries of such Person; or (iii) one or more subsidiaries of such Person; or

(b)
any limited or general partnership, joint venture, limited liability company, or other entity as to which: (i) such Person; (ii) such Person and one or more of its subsidiaries; or (iii) one or more subsidiaries of such Person owns, more than a 50% ownership, equity, or similar interest or has power to direct or cause the direction of management and policies, or the power to elect the general partner or managing partner (or equivalent thereof), of such limited or general partnership, joint venture, limited liability company, or other entity, as the case may be.

“Surveys” means any land title survey plans of the Condominium Property obtained by Purchaser.
“Survival Period” has the meaning set forth in Section 12.1.
“Tax Act” means the Income Tax Act (Canada), as amended from time to time.
“Taxes” means any federal, state, local, or foreign, real property, personal property, sales (for greater certainty, including but not limited to Provincial Sales Tax (British Columbia), Goods and Services Tax (Canada), and Harmonized Sales Tax (Ontario)), use, excise, room, occupancy, ad valorem, or similar taxes, assessments, levies, charges, or fees imposed by any Governmental Authority on Sellers with respect to the Assets or the Business, including, without limitation, any interest, penalty, or fine with respect thereto, but expressly excluding any (a) federal, state, local, or foreign income, capital gain, gross receipts, capital stock, franchise, profits, estate, gift, or generation skipping tax, or (b) transfer, documentary stamp, documentary fee, recording, or similar tax, levy, charge, or fee incurred with respect to the transactions described in this Agreement.
“Tenant Leases” has the meaning set forth in Section 2.2.7.
“Termination Notice” has the meaning set forth in the US Companion Contract.
“Third-Party Claim” means, with respect to the Person in question, any claim, demand, lawsuit, arbitration, or other legal or administrative action or proceeding against the Person in question by any other Person which is not an Affiliate of the Person in question.

“Trustee” has the meaning set forth on the first page of this Agreement.
“Unpermitted Exceptions” has the meaning set forth in Section 4.2.1.
“US Companion Contract” has the meaning set forth in Section 13.19.1.
“US Parties” has the meaning set forth in on the first page of this document.
“Warranties” has the meaning set forth in Section 2.2.6.
“Whistler Condominium Units” has the meaning set forth in Recital B.
“Whistler Manager” means Whistler Blackcomb Employment Corp.
“Whistler Nominee” has the meaning set forth on the first page of this Agreement.
“Whistler Resort Property” has the meaning set forth in Recital B.
Any and all documents and agreements mentioned herein above are hereby incorporated by this reference as though fully set forth herein at length.
ARTICLE II

PURCHASE AND SALE, ASSETS AND LIABILITIES
2.1 Purchase and Sale. Sellers agree to sell the Assets to Purchaser and Purchaser agrees to buy the Assets from Sellers, all in accordance with the terms and conditions set forth in this Agreement.
2.2 Description of the Assets. In this Agreement, the “Assets” means all of the following, but expressly excluding the Excluded Assets (as defined below):

2.2.1	Condominium Units.

(a)
The Blue Mountain Condominium Units, a complete description of which are set forth in Exhibit A-1 of this Agreement and by this reference incorporated herein, together with all and singular the rights and appurtenances pertaining to the Blue Mountain Condominium Units, including any right, title, and interest of Sellers in and to all parking, garage, or storage units, the common elements relating to the Blue Mountain Condominium Units, and all other rights and interests appurtenant to the Blue Mountain Condominium Units (collectively, the “Blue Mountain Condominium Property”).

(b)
The beneficial interest in and to (and, if the Purchased Shares Termination Notice is delivered, the registered interest in and to) the Whistler Condominium Units, a complete description of which are set forth in Exhibit A-2 of this Agreement and by this reference incorporated herein, together with all and singular the beneficial interest in the rights and appurtenances pertaining to the Whistler Condominium Units, including any beneficial right, title, and interest of any Seller in and to all parking, garage, or storage units, the common elements relating to the Whistler Condominium Units, and all other rights and interests appurtenant to the Whistler Condominium Units (collectively, the “Whistler Condominium Property”, and together with the Blue Mountain Condominium Property, the “Condominium Property”).

2.2.2
Personal Property and Fixtures. All of the right, title and interest of the Sellers in and to all tangible personal property located at the Condominium Property which are used in connection with the operation of the Condominium Property, including, without limitation, all appliances, fixtures (which do not otherwise constitute real property under Applicable Law), equipment, cabinets, counters, window treatments, carpeting, and furniture, if any, but excluding any items of personal property owned by tenants under Tenant Leases (collectively, the “Personal Property”).

2.2.3
Contracts. All of Sellers’ right, title and interest, if any, in and to any maintenance, service, and supply contracts, and all other similar agreements affecting the Condominium Property to the extent that such contracts are transferable, including without limitation those contracts, if any, set forth in Schedule 2.2.3 (the “Contracts”) but excluding any deposits made or held by Sellers thereunder; provided, however, that the Management Agreements shall not be deemed to be “Contracts” for any purpose under this Agreement.

2.2.4
Licenses and Permits. To the extent assignable or transferable under Applicable Laws, all of the Sellers’ right, title, and interest, if any, in and to any licenses, including, but not limited to, permits, consents, authorizations, approvals, registrations, and certificates issued by any Governmental Authority which are held by Sellers with respect to the Condominium Property, and are necessary for the use, operation, or occupancy of the Condominium Property, including, without limitation, those listed on the attached Schedule 2.2.4 (the “Licenses and Permits”) which constitute all such licenses and permits held by Seller.

2.2.5
Books and Records. All of Sellers' right, title, and interest in and to the books and records which relate to the Condominium Property or the Businesses, but expressly excluding all employee files, tax returns, policy and procedure manuals, software, and any other documents and other materials which are legally privileged or constitute attorney work product (collectively, the “Books and Records”). Notwithstanding anything herein to the contrary, Purchaser acknowledges and agrees that, following Closing, Sellers shall each be entitled to retain copies of the Books and Records that relate to the period prior to Closing.

2.2.6
Warranties. All of Sellers’ right, title, and interest in and to all warranties and guaranties held by Sellers with respect to any Condominium Property or Personal Property, but only to the extent that such warranties are transferable (the “Warranties”) and, together with the Books and Records, the “Intangible Assets”).

2.2.7
Tenant Leases. All of Sellers’ and/or the Head Lessee’s right, title, and interest in and to all: (a) leases, subleases, licenses, concessions, and similar agreements granting to any other Person the right to use or occupy a Condominium Unit (collectively, the “Tenant Leases”); and (b) all security deposits held by Sellers and/or the Head Lessee under Tenant Leases, as the Tenant Leases, applicable rent, and security deposits are more specifically set forth on Schedule 2.2.7 attached hereto.

2.2.8	Management Agreements. All of the Seller’s and/or the Head Lessee’s rights, title, and interest in and to the Management Agreements.

2.2.9	Head Leases. If the Purchaser delivers the Head Lease Acceptance Notice, all of each Seller’s and the Head Lessee’s rights, title, and interest in and to the Head Leases.
2.3    Excluded Assets. Sellers and Purchaser agree that the following property, assets, rights, and interests (collectively, the “Excluded Assets”) are excluded from the Assets:

2.3.1
Cash. Except for deposits expressly included in Section 2.2, all cash on hand or on deposit in any operating account or other account or reserve maintained in connection with the Businesses but specifically excluding any reserve account maintained by or for the benefit of any Condominium Associations;

2.3.2
Third-Party Assets. Those removable fixtures, personal property, or intellectual property, owned by any of the following to the extent the same are not Affiliates of Sellers: (a) the supplier, vendor, licensor, or other party under any Contracts or

Licenses and Permits; (b) the tenant under any Tenant Leases; (c) any employees or any guests or customers of tenants under Tenant Leases; or (d) those items of personal property owned by Managers and listed on the attached Schedule 2.3.2;

2.3.3
All books, records, and databases of the Managers (except for non-proprietary books and records located at the Resort Properties pertaining exclusively to the operation thereof) or tenants under the Tenant Leases;

2.3.4	Compensation and payroll records and employee benefit plans and benefit arrangements and information.

2.3.5
Any interest of Sellers in software or equipment related to the “Point of Sale” system used at the Resort Properties and equipment and software related to the “Kronos” system used and owned by the Managers at the Resort Properties to the extent the Sellers cannot obtain, using commercially reasonable efforts, the consent of a third party necessary in order to transfer the same.

2.3.6
Any interest of Sellers in any other computer software being used at any of the Resort Properties and owned by Managers which would require the consent of a third party and Sellers cannot obtain, using commercially reasonable efforts, the consent of a third party necessary in order to transfer the same.

2.3.7
All product and service warranties and guaranties to the extent relating to the period prior to the Closing Date, it being understood and agreed that product and services warranties and guaranties are not Excluded Property to the extent they relate to the period on or after the Closing Date and are only Excluded Property to the extent Sellers retain liability following Closing that would be covered under such warranties and guarantees.

2.3.8	Rights to income accruing prior to the Closing Date to which the Sellers are entitled.

2.3.9	Any information that cannot be conveyed or transferred under Legal Requirements protecting individual privacy.

2.3.10	Any liquor or alcoholic beverage inventory that may not legally be conveyed.

2.3.11
Any proceeds (solely to the extent the same relates to the period prior to the Closing Date) from any closed or pending property tax appeal cases(s) during the time Sellers owned the Resort Properties.

2.3.12	Any proceeds (solely to the extent the same relates to the period prior to the Closing Date) from any litigation or claims filed by Sellers or affiliates thereof.
2.4    Retained Liabilities. At the Closing, Sellers shall retain all Liabilities for, and Purchaser shall not have any obligation or Liability concerning (collectively, the “Retained Liabilities”):

2.4.1
Matters Arising Prior to Closing Date. Any Liabilities under the Tenant Leases, Management Agreements, Head Leases, Contracts, and Licenses and Permits which have arisen, accrued, or pertain to an occurrence prior to the Closing Date, excluding any Liability for the payment of any deposits or any prepaid amounts transferred to Purchaser by Sellers on or prior to the Closing Date.

2.4.2	Head Leases if Not Assigned. If the Head Lease Acceptance Notice is not delivered, all Liabilities under the Head Leases from and after the Closing Date.

2.4.3
Taxes and Assessments. The payment of all Taxes and assessments (including HOA Assessments) due and payable, or accrued but not yet paid, prior to the Closing Date, except to the extent Purchaser has received a credit for such Taxes and assessments under ARTICLE IX; and

2.4.4	Litigation. Any actual, pending, or threatened litigation including but not limited to such matters as set forth on Schedule 5.1.6.
The rights and obligations of the Parties under this Section 2.4 shall survive the Closing.
2.5    Assumed Liabilities. At the Closing, Purchaser shall assume (i) all Liabilities under the Tenant Leases, Contracts, Licenses and Permits, and HOA Assessments that are not Retained Liabilities and which arise or accrue on or after the Closing Date; and (ii) the payment of Taxes and assessments which arise or accrue on or after the Closing Date or for which Purchaser received a credit for such Taxes and assessments under ARTICLE IX (“Assumed Liabilities”). The rights and obligations of the Parties under this Section 2.5 shall survive Closing.
ARTICLE III

PURCHASE PRICE
3.1    Purchase Price. The purchase price for the Assets is the amount in the lawful currency of Canada when TWENTY THREE MILLION, NINE HUNDRED AND EIGHTY-EIGHT THOUSAND UNITED STATES DOLLARS (USD$23,988,000.00) is converted into lawful currency of Canada at the exchange rate quoted by the Bank of Canada at 5:00 p.m. on the Business Day immediately prior to the Closing Date (“Purchase Price”), as adjusted at Closing for the Prorations as expressly provided in this Agreement.

3.2    Intentionally Deleted.
3.3    Method of Payment. At the Closing, Purchaser shall pay to Sellers’ Solicitors, for the benefit of Sellers, in accordance with the Escrow Agreement an amount equal to the Purchase Price, less the Withheld Amount in accordance with Section 3.5.2, if applicable, as adjusted pursuant to this ARTICLE III and Section 9.2, in the lawful currency of the United States of America (converted pursuant to the exchange rate referenced in Section 3.1).
3.4     Allocation of Purchase Price. The Parties agree that the Purchase Price shall be allocated among (a) the Condominium Property, and (b) the Personal Property and Intangible Assets as set forth in Schedule 3.4 for federal, provincial, regional, and local tax purposes. The Parties acknowledge and agree that the allocation set forth in Schedule 3.4 represents and shall represent an arm’s length agreement based on the Parties’ best judgment as to the fair market value of the Properties. The Parties shall file all federal, provincial, regional, and local tax returns and related tax documents consistent with the allocation set forth in Schedule 3.4.
3.5    Section 116 Certificate. With respect to Section 116 of the Tax Act, the Sellers and Purchaser agree as follows:

3.5.1
the Sellers shall take reasonable steps to obtain and deliver to the Purchaser on or before the Closing Date a certificate or certificates (collectively, the “Section 116 Certificate”) issued by the Minister of National Revenue under Section 116 of the Tax Act in respect of the disposition of the Assets by the Sellers to the Purchaser;

3.5.2
if the Section 116 Certificate is not so delivered on or before the Closing Date, the Purchaser shall be entitled to withhold from the Purchase Price payable at Closing an amount equal to the amount it may be required to remit pursuant to subsection 116(5) and/or 116(5.3) of the Tax Act (the “Withheld Amount”);

3.5.3
the Withheld Amount, if any, shall be paid to and held by Purchaser’s Solicitors, in trust, in accordance with the terms of an escrow agreement to be entered into on Closing by the Sellers, the Purchaser and the Purchaser’s Solicitors, in the form as set forth in Exhibit P (the “Escrow Agreement for Withheld Amount”), and invested by them for the benefit of the Sellers in interest-bearing instruments until paid to the Sellers (together with any interest earned thereon, net of any withholding tax) or remitted to the Receiver General for Canada for the account of the Sellers in accordance with this Section;

3.5.4	where the Withheld Amount is paid to the Purchaser’s Solicitors, in trust, and the Sellers delivers to the Purchaser, after the Closing Date and on or before 27 days after the end of the month in which the Purchaser acquired the Assets (the “Remittance Deadline”), the Section 116 Certificate, which shall include (i) a subsection 116(2) certificate with a “certificate limit” no less than the applicable portion of the Purchase Price; (ii) a subsection 116(4) certificate specifying proceeds of disposition at least equal to the Purchase Price; and/or (iii) a subsection 116(5.2) certificate specifying proceeds of disposition, proposed proceeds of disposition or such other amount as is reasonable in the circumstances, at least equal to the Purchase Price, the Sellers and the Purchaser shall jointly direct the Purchaser’s Solicitors in writing to remit forthwith to the Sellers the Withheld Amount (together with any interest earned therein, net of any withholding tax);

3.5.5
where the Withheld Amount has been paid to Purchaser’s Solicitors, in trust, and no Section 116 Certificate has been delivered to the Purchaser by the Sellers on or before the Remittance Deadline in accordance with Section 3.5.4 above or the Sellers have delivered a Section 116 Certificate that is a subsection 116(2) certificate with a certificate limit that is less than the applicable portion of the Purchase Price or the Sellers have delivered to the Purchaser a subsection 116(4) certificate specifying proceeds of disposition less than the Purchase Price or the Sellers have delivered to the Purchaser a subsection 116(5.2) certificate specifying proceeds of disposition, proposed proceeds of disposition or such other amount as is reasonable in the circumstances less than the Purchase Price then, unless the Comfort Letter has been delivered, (i) in the case of a certificate issued under subsection 116(2) or subsection 116(4), the Sellers and the Purchaser shall cause Purchaser’s Solicitors to remit to the Receiver General for Canada in accordance with Section 116 of the Tax Act, the amount by which the applicable portion of the Purchase Price exceeds the certificate limit multiplied by the percentage specified in subsection 116(5) of the Tax Act, and any balance of the Withheld Amount shall be remitted to the Sellers; (ii) in the case of a certificate issued under subsection 116(5.2), the Sellers and the Purchaser shall cause Purchaser’s Solicitors to remit to the Receiver General for Canada in accordance with Section 116 of the Tax Act, the amount by which the applicable portion of the Purchase Price exceeds the certificate limit multiplied by the percentage specified in subsection 116(5.3) of the Tax Act and any balance of the Withheld Amount shall be remitted to the Sellers, and (iii) in the case that no Section 116 Certificate has been delivered to the Purchaser, the Sellers and the Purchaser shall cause Purchaser’s Solicitors to remit the Withheld Amount to the Receiver General for Canada;

3.5.6	the Withheld Amount shall not be remitted to the Receiver General for Canada before the day after the Remittance Deadline;

3.5.7
if the Canada Revenue Agency issues a comfort letter (a “Comfort Letter”) extending the time period under which the Purchaser is required to remit an amount in respect of the Purchase Price on behalf of the Sellers without being subject to interest and penalties, the Sellers shall deliver such Comfort Letter to the Purchaser on or prior to the Remittance Deadline, provided that in any such case the Sellers shall indemnify the Purchaser for any tax, interest, or penalties arising from the Purchaser relying on such Comfort Letter;

3.5.8
where the Withheld Amount has been paid to Purchaser’s Solicitors, in trust, and the Sellers have delivered to the Purchaser a Comfort Letter as described in Section 3.5.7 above, the Withheld Amount shall continue to be withheld until either (i) paid to the Sellers (or as the Sellers may irrevocably direct) (together with any interest earned thereon, net of applicable withholding tax), which shall occur upon delivery by the Sellers to the Purchaser of the Section 116 Certificate in accordance with Section 3.5.4 above; (ii) remitted to the Receiver General for Canada pursuant to a request for payment letter received from the Canada Revenue Agency, such letter to state that the Canada Revenue Agency undertakes to issue a Section 116 Certificate as soon as payment on account of tax has been received in the amount set forth in the letter; or (iii) remitted to the Receiver General for Canada for the account of the Sellers if notified to do so by the Canada Revenue Agency (provided that any interest earned thereon shall be for the account of the Sellers and shall be paid to the Sellers, net of applicable withholding tax); and

3.5.9	notwithstanding anything herein contained, the foregoing obligation of the Sellers shall survive the Closing or any termination of this Agreement.
ARTICLE IV

DUE DILIGENCE AND INSPECTION
4.1    Right to Inspect.

4.1.13
Due Diligence Materials. Within five (5) Business Days of the Effective Date, Sellers shall transmit Sellers’ Due Diligence Materials to Purchaser or provide access to a data site, to the extent that Sellers’ Due Diligence Materials are in Sellers’ actual possession and control, are otherwise available for transmission, have not already been transmitted to Purchaser, and do not otherwise constitute legally-privileged information or attorney work product. Each item of Sellers’ Due Diligence Materials shall be a true, correct, and complete copy of the document it purports to be, and shall include, without limitation, the following items (collectively, “Sellers’ Due Diligence Materials”):

(a)	Copies of all Tenant Leases (including all amendments, commencement letters, and option letters related thereto);

(b)	A copy of the current rent rolls for the Condominium Units;

(c)
Copies of the Management Agreements, the Head Leases, any Condominium Documents, the Contracts, and all agreements between Sellers, Managers, and/or third parties affecting the Condominium Property (including the Licenses and Permits);

(d)	Copies of the Books and Records, including statements of operating income and capital expenditures for the calendar years 2013, 2014, and 2015, and for the 2016 calendar year-to-date;

(e)	The most recent real estate tax statements with respect to the Condominium Property, if any;

(f)	A list of all unpaid leasing commissions due and payable by Sellers;

(g)	Any surveys, condominium plans and other condominium documents, including, without limitation, those described in Schedule 4.1.1(g);

(h)	Any correspondence from any Governmental Authority relating to uncured deficiencies or other pending matters regarding the Condominium Property; and

(i)	Any drawings, geotechnical reports, environmental reports or studies, engineering reports, and specifications relating to the Condominium Property set forth on Schedule 4.1.1(i).
Should the proposed transaction not be completed for any reason (or no reason, as the case may be), Purchaser will promptly deliver to Sellers any and all of Sellers’ Due Diligence Materials, all other due diligence information provided by Sellers to Purchaser or Purchaser’s Inspectors, and any and all due diligence-related information procured by Purchaser from Purchaser’s Inspectors or procured by Purchaser or Purchaser’s Inspectors from any third parties.

4.1.14
Inspections. Ryan Bell of CNL Financial Group Investment Management, LLC is Seller’s designated representative for handling all matters related to the Inspections. Purchaser and Purchaser’s Inspectors shall have the right to enter upon the Condominium Property, at their own risk, and to perform, at Purchaser’s expense, such Inspections as Purchaser may reasonably deem as appropriate; provided, however, that Purchaser and Purchaser’s Inspectors shall only have the right to conduct such Inspections insofar as Sellers are permitted to conduct such inspections pursuant to the Condominium Documents and Tenant Leases, as applicable. In connection with such Inspections, Purchaser covenants with Sellers that Purchaser and Purchaser’s Inspectors shall (a) not materially interfere with the operation of the Businesses or materially disturb the Assets or the business operations of Sellers’ tenants, and (b) exercise Purchaser’s inspection rights in the least intrusive manner as reasonably possible so as to minimize the impact of the Inspections on the Assets, the Businesses, and any other business activity of Sellers or Sellers’ tenants at the Condominium Property. Purchaser must give Sellers at least two (2) Business Days’ advanced notice of its intent to conduct an Inspection before such Inspection can occur. Purchaser or its parent company and Purchaser’s Inspectors shall: (x) maintain insurance coverage with commercially-reasonable policy amounts covering the performance of the Inspections; (y) name Sellers and Managers as additional insureds under all such policies; and (z) immediately tender such proof of said insurance coverage as Sellers reasonably request. Sellers have the right to disallow any Inspection until Sellers are reasonably satisfied with Purchaser’s and/or Purchaser’s Inspectors’ compliance with the insurance coverage requirements cited in the immediately preceding sentence. Purchaser hereby agrees to indemnify, save, insure, pay, defend, protect, and hold harmless Sellers and Managers (each Manager being a third party beneficiary of such indemnification obligation) from and against any and all damage or loss, including court costs, expert witness fees, and attorneys’ fees, that are sustained or incurred as a result of, and all death, personal injury, or property damage caused by or related to, Purchaser’s or Purchaser’s Inspectors’ due diligence activities, including the Inspections. The indemnity obligation of this Section 4.1.2 shall survive Closing and/or the termination of this Agreement. Immediately upon the conclusion of any Inspection, Purchaser shall restore the Assets to the condition which they existed immediately prior to the commencement of such Inspection.

4.1.15
Interviews. Sellers and Managers shall reasonably cooperate with Purchaser during the Due Diligence Period in order to arrange communications, pursuant to a schedule to be reasonably agreed upon by Purchaser and Sellers, in order to allow Purchaser to interview representatives of tenants under Tenant Leases as part of Purchaser’s due diligence review of the Condominium Property.

Sellers shall have the option of having a representative at said interviews. Purchaser shall apprise Sellers from time to time as to its plans for communicating with such individuals and afford Sellers with the opportunity to be present during any such communications.
4.2    Matters Relating to Title to the Assets.

4.2.5
Status of Title. Within ten (10) days after the Effective Date, Sellers shall obtain and deliver to Purchaser, at the cost of either Seller or Purchaser based on local custom of the Province of British Columbia (with respect to the Whistler Resort Property) and the Province of Ontario (with respect to the Blue Mountain Resort Property), current title searches (collectively, the “Title Searches”) with respect to the Condominium Units. Purchaser may order, at its own cost, Surveys. Any alleged defects in, or objections to, the title shown in the Title Searches submitted by Purchaser to Sellers in a Notice shall constitute “Title Exceptions,” and any alleged defects in, or objections to, the title shown in the Surveys submitted by Purchaser to Sellers in a Notice shall constitute “Survey Defects.” The Purchaser shall provide Sellers with a Notice of all Title Exceptions and Survey Defects (a “Title Notice”) for each particular Condominium Unit within ten (10) days of receipt of the Title Searches, and if applicable, a Survey of the applicable Condominium Units. Purchaser’s failure to object to any Title Exceptions and Survey Defects prior to such date shall be deemed a waiver by Purchaser of Purchaser’s right to object to any such Title Exceptions and Survey Defects. Sellers shall have ten (10) days from the date on which they receive Purchaser’s Title Notice in which to respond to such Title Notice. Anything herein to the contrary notwithstanding, Sellers shall have no obligation to cure any Title Exceptions or Survey Defects unless Sellers otherwise expressly assume such an obligation in a Title Notice. Title Exceptions and Survey Defects which Sellers expressly agree to cure in a Title Notice to Purchaser shall constitute “Unpermitted Exceptions”. All Title Exceptions and Survey Defects which Sellers have not expressly agreed to cure in a Notice to Purchaser shall constitute “Permitted Exceptions.” Notwithstanding anything to the contrary above, if Sellers have not so advised Purchaser in writing of Sellers’ agreement to cure or not cure any Title Exception or Survey Defect prior to the above-referenced date, Seller shall be deemed to have elected not to cure the same. With respect to Permitted Exceptions, Purchaser may elect prior to the expiration of the Due Diligence Period (regardless of when Purchaser receives Sellers’ Notice), to either (a) accept such title to the Condominium Property subject to said Permitted Exceptions, with no abatement of the Purchase Price, or (b) to terminate this Agreement in accordance with Section 4.5 hereof. If Purchaser has not so advised

Sellers in writing of Purchaser’s election under the immediately preceding sentence prior to the expiration of the Due Diligence Period, Purchaser shall be deemed to have elected to proceed in accordance with clause (a) of the immediately preceding sentence. Sellers shall cure Unpermitted Exceptions at their own expense. If Sellers elect to, but are unable to cure Unpermitted Exceptions by Closing, Sellers may, in accordance with Sellers’ rights under Section 8.1 of this Agreement, extend the Closing Date for a period of up to thirty (30) days and attempt to cure such Unpermitted Exceptions. In the event that the Sellers exercise their right to extend the Closing Date as aforesaid, the Parties acknowledge and agree that the “Closing Date” (as defined in the US Companion Contract) shall concurrently be deemed extended for an equivalent amount of time

4.2.6
Failure of Title to the Assets. If, on the Closing Date or the conclusion of any extension period taken by Sellers pursuant to Section 4.2.1 hereof, whichever occurs later, title to the Condominium Property is subject to any Unpermitted Exception that Purchaser has not otherwise waived pursuant to Section 4.2.1 hereof, Purchaser may elect, as its sole right and remedy, to either (a) accept such title to the Condominium Property subject to said Unpermitted Exception, with no abatement of the Purchase Price (except to the extent of monetary liens caused by Sellers of a definite, fixed, and ascertainable amount not in excess of the Purchase Price which will be discharged on Closing), or (b) to terminate this Agreement and proceed pursuant to Section 10.1(a) hereof.

4.3    Contracts. Purchaser shall identify to Sellers, in writing during the Due Diligence Period, all Contracts that Purchaser wishes to assume at Closing from Sellers. After the conclusion of the Due Diligence Period, but before Closing, Sellers shall effectuate the termination of all Contracts not identified by Purchaser during the Due Diligence Period, without any cost to Purchaser, unless Purchaser directs Sellers otherwise before a Contract is cancelled. Unless Purchaser instructs Sellers in writing during the Due Diligence Period to retain a Contract, Purchaser shall have no recourse against Sellers if Sellers elect to cancel a Contract after the Due Diligence Period concludes. Sellers shall reasonably cooperate with Purchaser to cause the Contracts to be transferred to Purchaser. Anything herein to the contrary notwithstanding, (a) Sellers shall not be required to effectuate any assignment of any Contract to Purchaser that would require Sellers and/or Managers to continue to be liable thereunder for matters arising after the date of such assignment, and (b) all transfers of Contracts by Sellers to Purchaser shall be at Purchaser’s sole cost and expense.
4.4    Licenses and Permits. Purchaser shall identify to Sellers, in writing during the Due Diligence Period, all Licenses and Permits which Purchaser wishes to assume from Sellers at

Closing. Purchaser shall be responsible for obtaining the transfer of all such Licenses and Permits (to the extent they are transferable). Purchaser shall, promptly, but no later than forty-five (45) days prior to Closing, submit all necessary applications and other materials to the appropriate Governmental Authority and take such other actions to effectuate the transfer of the Licenses and Permits and/or the issuance of new Licenses and Permits as of the Closing. Sellers shall reasonably cooperate with Purchaser to cause the Licenses and Permits to be transferred (to the extent they are transferable) or to cause new Licenses and Permits to be issued to Purchaser. Sellers may, or may direct Managers to, terminate any of the Licenses and Permits not identified for assignment by Purchaser in writing during the Due Diligence Period. Purchaser shall have no recourse against Sellers if Sellers elect, after the Due Diligence Period concludes, to cancel Licenses and Permits that are not identified for retention by Purchaser in writing during the Due Diligence Period. Anything herein to the contrary notwithstanding, (a) Sellers shall not be required to effectuate any assignment of any Licenses and Permits to Purchaser that would require Sellers and/or Managers to continue to be liable thereunder for matters arising from acts occurring after the date of such assignment, and (b) all transfers of Licenses and Permits by Sellers and/or Managers to Purchaser, and the issuance of any Licenses and Permits to Purchaser, shall be at Purchaser’s sole cost and expense.
4.5    Purchaser’s Election Whether to Proceed. Notwithstanding anything to the contrary contained herein, if a Termination Notice is delivered, then this Agreement shall be of no further force or effect, and the parties hereto shall have no further obligations to one another hereunder (except for any obligations or liabilities that expressly survive termination of this Agreement). Notwithstanding anything in this Agreement to the contrary, Purchaser shall have no right to terminate this Agreement with respect to less than all of the Assets.
4.6    Automatic Termination. Notwithstanding anything herein contained, the Parties acknowledge and agree that any termination of the US Companion Contract or the Share Purchase Agreement (except if the latter is terminated pursuant to a Purchased Shares Termination Notice) shall cause this Agreement to be terminated automatically.
ARTICLE V

REPRESENTATIONS AND WARRANTIES
5.1    Sellers’ Representations and Warranties. To induce Purchaser to enter into this Agreement and to consummate the transactions described in this Agreement, each Seller hereby jointly and severally makes the representations and warranties in this Section 5.1 (with the sole exception of the Trust which is only making the representations and warranties set forth in Sections 5.1.1, 5.1.2 and 5.1.3) with respect to the Assets relating to the Condominium Units, upon which each such party acknowledges and agrees that Purchaser is entitled to rely.

5.1.7
Organization and Power. Such Seller is duly formed, validly existing, in good standing in the jurisdiction of its formation, and is qualified to do business in the jurisdiction in which the Assets are located, and has all requisite power and authority to own the Assets and conduct the Business as currently owned and conducted.

5.1.8
Authority and Binding Obligation. (a) each Seller has full power and authority to execute and deliver this Agreement and all other documents to be executed and delivered by such Seller pursuant to this Agreement (the “Sellers’ Documents”), and to perform all obligations required of it under this Agreement and each of the Sellers’ Documents; (b) the execution and delivery by each Seller of this Agreement and, when executed and delivered, each of the Sellers’ Documents, and the performance by each Seller of its obligations under this Agreement and, when executed and delivered, each of the Sellers’ Documents, have been, or will have been, duly and validly authorized by all necessary action by such Seller; and (c) this Agreement and, when executed and delivered, the Sellers’ Documents constitute, or will constitute, legal, valid, and binding obligations of each Seller enforceable against such Seller in accordance with its and their terms.

5.1.9
Title to the Assets. The Blue Mountain Nominee and/or the Whistler Nominee are the registered owners of, and the beneficiaries of the Trust are the beneficial owners of, the Condominium Property and all of the other Assets, subject to the Permitted Exceptions, free and clear of all liens, mortgages, and security interests (other than those that will be released upon Closing).

5.1.10
Ownership of Assets. The Assets, together with the Excluded Assets, constitute all interests in all assets owned or controlled by such Seller and any of its Affiliates that are located at or used in connection with the operation of the Business.

5.1.11
Expropriation. No Seller has received any written notice of any pending expropriation proceeding or other similar proceeding, and to the Seller’s Knowledge, no such expropriation proceeding or similar proceeding is threatened affecting the Condominium Property, or any portion thereof.

5.1.12
Litigation. Except as set forth on Schedule 5.1.6, no Seller has (i) been served or, to Seller’s Knowledge, threatened, with any court filing in any litigation with respect to any Assets in which such Seller is named a party which has not been resolved, settled, or dismissed and which could result in an adverse impact on the Assets or such Seller’s title to any of the Assets or (ii) received written notice of any claim, charge, or complaint from any Governmental Authority pursuant to any administrative, arbitration, or similar adjudicatory proceeding with respect to any Assets which has not been resolved, settled, or dismissed.

5.1.13
Taxes. All Taxes which would be delinquent if unpaid at Closing will be paid in full or prorated at Closing as part of the Prorations pursuant to ARTICLE IX; provided, however, that if any Taxes are payable in installments, such representation and warranty shall apply only to such installments which would be delinquent if unpaid at Closing.

5.1.14
Leases. Schedule 2.2.7 sets forth a true, correct and complete list and rent roll with respect to the Tenant Leases, and the Sellers have made available to Purchaser a copy of each of the Tenant Leases in any Seller’s possession, which are true, correct and complete copies of the Tenant Leases in all material respects. Sellers have not given nor received any written notice of any breach or default under any of the Tenant Leases which has not been cured. To Seller’s Knowledge, there are no unpaid brokerage commissions, unpaid sales or other tax on rentals, or unpaid landlord obligations for tenant improvements in connection with the current term of occupancy of tenants under the Tenant Leases, except for those listed on Schedule 5.1.8(a) attached hereto. No tenant has notified any Seller in writing of its intent to terminate its Tenant Lease prior to expiration of the term of such Tenant Lease, except as provided on Schedule 5.1.8(b). Except as provided on Schedule 5.1.8(c), Sellers are not and, to Seller’s Knowledge, no tenant is, in breach or default under any material obligation under a Tenant Lease. Prior to Closing, Sellers will deliver to Purchaser updated information current as of no earlier than five (5) Business Days prior to Closing on an updated rent roll signed by a representative of the Sellers which shall replace Schedule 2.2.7 for all purposes under this Agreement.

5.1.15
Insolvency. No Seller has become the subject of any event of insolvency. No petition, case, or proceeding has been filed against any Seller which has not been dismissed, vacated, or stayed on appeal and no Seller has been adjudicated as bankrupt or insolvent or consented to, nor filed an answer admitting or failing reasonably to contest an allegation of bankruptcy or insolvency. No Seller has sought, or consented to or acquiesced in, the appointment of any receiver, trustee, liquidator, or other custodian of it or a material part of its assets, and no Seller has made or taken any action to make a general assignment for the benefit of creditors nor has an arrangement, attachment or execution been levied and no tax lien or other governmental or similar lien has been filed, against any Seller or a material part of its properties, which has not been duly and fully discharged prior to the date hereof.

5.1.16	Intentionally Deleted.

5.1.17	Intentionally Deleted.

5.1.18
Purchase Option/Right of First Refusal. Except as set forth on Schedule 5.1.12, Seller has not granted any option to purchase the Condominium Property or any right of first refusal or right of first offer to purchase the Assets. As of the Effective Date, Seller has not entered into any other agreement, other than this Agreement, to convey the Assets to a third party and Seller will not convey the Assets to a third party unless (i) the conveyance permits this Agreement to remain in full force and effect or (ii) this Agreement has been terminated.

5.1.19
Contracts and Management Agreements. True, correct, and complete copies of all Contracts and Management Agreements to which Sellers or any of their Affiliates is a party and that will be binding on Purchaser (written or oral) relating to or affecting the Assets are set forth in Schedule 5.1.13. To Seller’s Knowledge, no event has occurred that would constitute a material default under any such Contract or Management Agreement. Notwithstanding anything contained herein to the contrary, Purchaser shall notify Seller in writing prior to the expiration of the Due Diligence Period, which, if any, of the Contracts Purchaser does not wish to assume at Closing and Seller shall terminate, at its sole cost and expense and prior to the Closing Date, those Contracts specified in Purchaser’s notice.

5.1.20	Special Assessments. Sellers have received no notice of special assessments to be levied at any of the Resort Properties or notice that any such assessments are being contemplated.

5.1.21
Operational Contracts and Licenses and Permits. The Contracts included in Schedule 2.2.3 and the Licenses and Permits included in Schedule 2.2.4 are all of the Contracts and Licenses and Permits that Sellers currently maintain.

5.1.22	Claims for Taxes. There are no outstanding claims for income Taxes against Sellers which could result in a lien that encumbers the Assets.

5.1.23
Declaration Violations. Sellers have received no notices from any condominium owner association which have not been resolved and are outstanding, that: violations exist at or are continuing at any of the Resort Properties, threaten suspension of Sellers or Sellers’ assignees rights granted by the Condominium Documents, or threaten special assessments applicable to any of the Resort Properties.

5.1.24
Hazardous Materials. Except as disclosed in Seller’s environmental reports, to Seller’s Knowledge, there are no Hazardous Materials at, under, or in the Resort Properties, no such Hazardous Materials have been brought to the Resort Properties, and the Resort Properties have not been utilized for the storage of any such Hazardous Materials, except those stored and used in the normal course of business.

5.1.25	Condominium Owners Association Approval. Except as set forth on Schedule 5.1.19, no condominium owners association must approve the conveyance of the Assets as contemplated by this Agreement.

5.1.26
Finders and Investment Brokers. Sellers have not dealt with any Person who has acted, directly or indirectly, as a broker, finder, financial adviser, or in such other capacity for or on behalf of Sellers in connection with the transactions described by this Agreement in any manner which would entitle such Person to any fee or commission in connection with this Agreement or the transactions described in this Agreement, except for Marcus & Millichap who will be paid a commission by the Sellers if the transaction contemplated by this Agreement closes. Jefferies LLC has acted as Seller’s advisor and shall be compensated by Sellers pursuant to the terms and conditions of a separate agreement.

5.1.27	Employees. There are no employees employed by the Sellers or the Head Lessee.

5.1.28	Disclaimers.
(a)    The Purchaser acknowledges that it shall have time to inspect, examine, and investigate the Assets and to review the due diligence data relating thereto prior to the Closing hereunder. The Purchaser acknowledges and agrees that, except with respect to the representations and warranties expressly set forth in this Agreement and/or the documents delivered pursuant to this Agreement, the Purchaser is relying solely on its own inspections, examinations, and investigations in making the decision to purchase the Assets.
(b)    The Purchaser is purchasing the Assets in their “as is” condition “with all faults” as of the Closing Date and without any warranties, representations, or guaranties of any kind, oral or written, express or implied, concerning the Assets from or on behalf of the Sellers except as set forth herein. The Purchaser acknowledges that, except as set forth herein, the Sellers have not, do not, and will not make any representations, warranties, or guaranties of any kind, oral or written, express or implied: (i) concerning the Assets, including, without limitation, the structural elements, foundations, roofs, appurtenances, access, landscaping, parking facilities, electrical, mechanical, HVAC, plumbing, sewage or utility systems, facilities, or appliances relating to the condominium property or any portion thereof; (ii) the quality, nature, adequacy, or physical condition of soils or ground water at or under the land on which any condominium property are located; (iii) the existence, quality, nature, adequacy, or physical condition of any utility serving the Assets; (iv) the property taxes now or hereafter payable on the Assets or the valuation of the Assets for property tax purposes; (v) the development potential of the Assets or the habitability, merchantability or fitness, suitability, or adequacy of the Assets or any portion thereof for any particular use or purpose; (vi) the zoning or other legal status of the Assets; (vii) the compliance by the Assets or of the business, or any portion thereof, with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions, or restrictions of any governmental or quasi-governmental entity or of any other person or entity; (viii) the quality of any labor or materials relating in any manner to the Assets; (ix) the condition of title to the Assets or the nature, status, and extent of any lease, encumbrance, or other matter affecting title to the Assets; or (x) the environmental condition of the Assets, including, without limitation, their compliance with environmental laws and the presence or absence of hazardous materials.
(c)    The provisions of this Section 5.1.22 shall survive Closing or any sooner termination of this Agreement.
5.2
    Purchaser’s Representations and Warranties. To induce Sellers to enter into this Agreement and to consummate the transactions described in this Agreement, Purchaser hereby makes the representations and warranties in this Section 5.2, upon which Purchaser acknowledges and agrees that Sellers are entitled to rely.

5.2.1
Organization and Power. Purchaser is duly incorporated or formed (as the case may be), validly existing, in good standing in the jurisdiction of its formation, and has all requisite power and authority to own, lease, and operate its properties and to carry on its business as currently being conducted.

5.2.2
Authority and Binding Obligation. Purchaser has full power and authority to execute and deliver this Agreement and all other documents to be executed and delivered by Purchaser pursuant to this Agreement (the “Purchaser’s Documents”), and to perform all obligations of Purchaser arising under this Agreement and each of the Purchaser’s Documents. The execution and delivery by the signer on behalf of Purchaser of this Agreement and, when executed and delivered, each of the Purchaser’s Documents, and the performance by Purchaser of its obligations under this Agreement, and when executed and delivered, each of the Purchaser’s Documents, has been, or as of Closing, will be, duly and validly authorized by all necessary actions by Purchaser. This Agreement and, when executed and delivered, each of the Purchaser’s Documents, constitutes, or will constitute, legal, valid, and binding obligations of Purchaser, enforceable against Purchaser in accordance with its and their terms.

5.2.3
Consents and Approvals; No Conflicts. No filing with, and no permit, authorization, consent, or approval of, any Governmental Authority or other Person is necessary for the execution or delivery by Purchaser of this Agreement or any of Purchaser’s Documents, the performance by Purchaser of any of its obligations under this Agreement or any of the Purchaser’s Documents, or the consummation by Purchaser of the transactions described in this Agreement or any of the Purchaser’s Documents. Neither the execution and delivery by Purchaser of any of the Purchaser’s Documents, nor the performance by Purchaser of any of its obligations under any of the Purchaser’s Documents, nor the consummation by Purchaser of the transactions described in this Agreement, will: (A) violate any provision of the organizational or governing documents of Purchaser; (B) violate any Applicable Law to which Purchaser is subject; or (C) result in a violation or breach of or constitute a default under any contract, agreement, or other instrument or obligation to which Purchaser is a party or by which any of Purchaser’s properties are subject.

5.2.4
Finders and Investment Brokers. Purchaser has not dealt with any Person who has acted, directly or indirectly, as a broker, finder, financial advisor, or in such other capacity for or on behalf of Purchaser in connection with the transactions described by this Agreement in any manner which would entitle such Person to any fee or commission in connection with this Agreement or the transactions described in this Agreement, except Marcus and Millichap who will be paid a commission by Sellers if the transaction contemplated by this Agreement closes. On the basis of the representations and warranties in this Section 5.2.4 and Section 5.1.13, each Party (with the sole exception of the Trustee) shall and hereby agrees to indemnify and save and hold the other Party harmless from and against the payment of any commissions or fees to or claims for commissions or fees by any real estate or business broker, salesman, agent or finder resulting from or arising out of any actions taken or agreements made by them with respect to the business and real estate transaction reflected in this Agreement.

ARTICLE VI

COVENANTS

6.1    Confidentiality.

6.1.5
Disclosure of Confidential Information. The Parties acknowledge and agree that the existence of this Agreement, the terms of this Agreement, and any other information disclosed in the Sellers’ Due Diligence Materials, the Purchaser’s Due Diligence Reports, or any other documents, materials, data, or other information with respect to the Assets or the Businesses which is not generally known to the public shall be kept confidential. The Parties agree that they shall not disclose such information to any Person, other than to their respective counsel, shareholders, directors, partners, members, managers, lenders, advisors, consultants, and/or employees who agree to keep such information in confidence under terms identical to those in this Agreement, except as may be required by Applicable Law or to the extent that such information is already in the public domain. Nothing herein shall restrict Sellers from disclosing this Agreement to Managers, and nothing herein shall restrict or limit Purchaser from contacting third party consultants assisting Purchaser in its investigation of the Condominium Property.

6.1.6
Public Announcements. No Party shall have the right to make a public announcement or disclosure regarding the transactions described in this Agreement without the prior approval of the other Party. Each Party shall approve the timing, form, and substance of any such public announcement or disclosure, which approval shall not be unreasonably withheld, conditioned, or delayed, except if a Party is required to make a public announcement or disclosure under Applicable Law, in which case no such approval by the other Party shall be required, but such party shall be obligated to give the other party prior five (5) days prior written notice of such public announcement or disclosure required under Applicable Law.

6.2    Tax Contests. This Section 6.2 shall survive the Closing.

6.2.10
Taxable Period Terminating Prior to Closing Date. Sellers shall retain the right, at their sole cost and expense, to commence, continue, and settle any proceeding to contest any Taxes for any taxable period which terminates prior to the Closing Date, and shall be entitled to any refunds or abatements of Taxes awarded in such proceedings; provided, however, Sellers shall indemnify, save, pay, insure, defend, protect, and hold harmless Purchaser from and against any Indemnification Loss incurred by Purchaser as a result of Sellers exercising their rights to so contest any Taxes under this Section 6.2.1.

6.2.11
Taxable Period Including the Closing Date. Sellers shall have the right to commence, continue, and settle any proceeding to contest any Taxes for any taxable period which includes the Closing Date. Notwithstanding the foregoing, if Purchaser desires to contest any Taxes for such taxable period prior to Closing and Sellers have not yet commenced any proceeding or process to contest any such Taxes for such taxable period, Purchaser may request Sellers to do so. If Sellers desire to contest such Taxes, Sellers shall provide written notice to Purchaser within ten (10) days after receipt of Purchaser’s request confirming that Sellers will contest such Taxes, in which case Sellers shall proceed to contest such Taxes, and Purchaser shall not have the right to contest such Taxes. If Sellers fail to provide such written notice confirming that the applicable Seller will contest such Taxes within such ten (10) day period, Purchaser shall have the right to contest such Taxes, and Sellers shall reasonably cooperate with respect to any such contest made by Purchaser. Any refunds or abatements awarded in such proceedings shall be used first to reimburse the Party contesting such Taxes for the reasonable costs and expenses incurred by such Party in contesting such Taxes, and the remainder of such refunds or abatements shall be prorated between Sellers and Purchaser as of the Cut-Off Time, and the Party receiving such refunds or abatements promptly shall pay such prorated amount due to the other Party.

6.2.12
Cooperation. Sellers and Purchaser shall use commercially reasonable efforts to cooperate with the Party contesting the Taxes (at no cost or expense to the Party not contesting the Taxes other than any de minimis cost or expense or any cost or expense which the requesting Party agrees in writing to reimburse) and to execute and deliver any documents and instruments reasonably requested by the Party contesting the Taxes in furtherance of the contest of such Taxes.

6.3    Conduct of the Business

6.3.1
Operation, Maintenance, and Repair in Ordinary Course of Business. From the Effective Date until the Closing or earlier termination of this Agreement, whichever occurs first, Sellers shall use commercially-reasonable efforts to cause Managers to: (a) conduct the Businesses in the Ordinary Course of Business subject to and in accordance with the terms of the Management Agreements; (b) maintain the Assets in the condition in which they exist as of the Effective Date, normal wear and tear excepted, free and clear from Encumbrances except for those listed on Schedule 6.3.1 hereof and by this reference incorporated herein; (c) not commit any waste regarding the Assets; and (d) maintain all fire, extended coverage, and public liability insurance policies otherwise existing on the

Effective Date and which directly pertain to the Assets. From and after the expiration of the Due Diligence Period until the Closing or earlier termination of this Agreement, whichever occurs first, Sellers shall use commercially reasonable efforts to not, and to not permit Managers to, take any of the following actions without Purchaser’s prior written consent, which consent, in each case, shall not be unreasonably withheld, conditioned, or delayed by Purchaser: (x) fail to pay all taxes and special assessments levied against or incurred in connection with the ownership and/or operation of the Assets, insofar as the same become due and payable; (y) enter into any transaction with respect to or affecting the Assets which would materially and adversely affect or bind Purchaser from and after the Closing (for the sake of clarification, a Lifestyle Sale Event does not qualify as such a transaction); and (z) enter into, amend, waive any rights under, terminate, or extend any Tenant Lease. Notwithstanding the foregoing, beginning on the date that is ten (10) days prior to the end of the Due Diligence Period, the Sellers consent and agree that they shall not materially revise the terms of the Management Agreements or the Head Leases without Purchaser’s consent, which consent shall not be unreasonably withheld.

6.3.2
Title. From the date of this Agreement until the Closing or earlier termination of this Agreement, whichever occurs first, Sellers shall not create any Title Exceptions or Survey Defects or Encumbrances (except for Permitted Exceptions) which adversely affect any portion of the Condominium Property.

6.3.3
Notification of Change in Condition. Sellers shall promptly advise Purchaser in writing of: (a) any material changes to the condition of the Assets occurring from and after the Effective Date; and (b) any changes in circumstance occurring from and after the Effective Date which would render any representation or warranty made by Sellers under this Purchase Agreement false or misleading.

6.4    Notices and Filings. Sellers and Purchaser shall use commercially reasonable efforts to cooperate with each other (at no cost or expense to the Party whose cooperation is requested, other than any de minimis cost or expense or any cost or expense which the requesting Party agrees in writing to reimburse) to provide written notice to any Person under any Contracts and Licenses and Permits, and to effect any required registrations or filings with any Governmental Authority or other Person, regarding the change in ownership of the Condominium Property, the Businesses, or the other Assets.
6.5    Further Assurances. From the date of this Agreement until the Closing or termination of this Agreement, whichever occurs first, Sellers and Purchaser shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable to consummate the transactions described in this Agreement, including, without limitation, (a) obtaining all necessary consents, approvals, and authorizations required to be obtained from any Governmental Authority or other Person under this Agreement or Applicable Law, and (b) effecting all registrations and filings required under this Agreement or Applicable Law. For avoidance of doubt, the parties agree and acknowledge that the Purchaser shall have the termination rights prior to the expiration of the Due Diligence Period pursuant to Section 4.5 hereof. After the Closing, Sellers and Purchaser shall use commercially reasonable efforts (at no cost or expense to such Party, other than any de minimis cost or expense or any cost or expense which the requesting Party agrees in writing to reimburse) to further effect the transactions contemplated in this Agreement as may be necessary.
6.6    Personal Property. Sellers shall not sell, remove, or otherwise dispose of any significant items of Personal Property unless replaced with an item of like value, quality, and utility, unless such sale, removal, or disposal is with respect to seasonal or otherwise regularly-scheduled fluctuations consistent with the operation of the Businesses in the Ordinary Course of Business.
6.7    Communications with Managers’ Employees. Purchaser shall not, through its officers, employees, managers, contractors, consultants, agents, representatives, or any other person, directly or indirectly, communicate with any employees of a Manager or any Person representing any employees of a Manager involving any matter with respect to this Agreement, the Condominium Property, or any other Assets without the prior written consent of both Sellers and the applicable Manager. Purchaser shall apprise Sellers and Managers from time to time as to its plans for communicating with such employees, and to complete such communications in advance of the Closing Date. Notwithstanding the foregoing provisions of this Section 6.7, Purchaser shall have the right to directly communicate with Ryan Bell of CNL Financial Group Investment Management, LLC, and any Persons listed on Schedule 6.7, involving matters with respect to the Condominium Property or any other Assets, provided however, Ryan Bell or another representative of Sellers may be present at any meeting or on-site visit or on any call with any said persons.
6.8    Intentionally Deleted.
6.9    Exclusivity. Except as otherwise provided for herein, including without limitation in Section 13.3, from the Effective Date until the Closing or the date on which this Agreement is terminated, whichever occurs first, Sellers shall not directly or indirectly offer the Assets for sale to third parties, solicit offers for the purchase of the Assets from third parties, or negotiate for the sale or disposition of the Assets with third parties.
6.10    Securities Filings. Purchaser shall use commercially-reasonable efforts to promptly provide Sellers, upon Sellers’ prior written request therefor, with such information as Sellers determine and Purchaser agreed to in writing, not to be unreasonably withheld, conditioned or delayed, is necessary to complete any filings with the SEC or other Governmental Authority which is made by Sellers or their Affiliates. Notwithstanding Section 6.1, Sellers and their Affiliates shall have the right to include any and all information concerning the Assets and the transactions memorialized by this Agreement deemed necessary by Sellers, in their reasonable discretion, to be incorporated into any regulatory filings made by Sellers or their Affiliates with the SEC or other Governmental Authority, including without limitation on Form 8-K or Form 10-K; provided, however, that Sellers shall use commercially reasonable efforts to provide a draft of any such filing to Purchaser in advance of such filing. The terms and provisions of this Section 6.10 shall survive the Closing.
6.11    Estoppels. Sellers shall use commercially-reasonable efforts to obtain, prior to Closing, an estoppel certificate from each Resort Property operator/affiliated tenant of a Tenant Lease and from each tenant whose Tenant Lease is guaranteed by a Resort Property operator/affiliate tenant, which tenants are set forth on Schedule 6.11-1 (“Major Leases”), from six (6) of the seven (7) tenants under Tenant Leases listed on Schedule 6.11-2 where the leased premises exceeds 6,000 square feet (“Large Tenants”), and from tenants under Tenant Leases comprising no less than seventy percent (70%) of the tenanted square footage of each Resort Property (“Threshold Area”), which Threshold Area includes the Major Leases’ and Large Tenants’ square footage and excludes any vacant space square footage (collectively, the “Required Tenant Estoppels”). Said Required Tenant Estoppels shall be in the form and substance required of such tenants by each respective Tenant Lease or, if the form is not set forth in the Tenant Lease, then in the form attached hereto as Exhibit J. Notwithstanding anything to the contrary contained herein, Seller agrees to request estoppel certificates from each tenant occupying any portion of the Condominium Units prior to the expiration of the Due Diligence Period and prior to Closing Seller shall forward to Purchaser all estoppel certificates received by Seller from any such tenant. If any of the estoppel certificates received by Seller pursuant to the terms of this Section 6.11 state that landlord is in default under the terms of that Tenant Lease or landlord has failed to undertake maintenance, repairs or replacements which are the responsibility of the landlord pursuant to the terms of the Tenant Lease and the applicable Seller, as landlord, does not dispute such claim by the Tenant (the “Escrow Obligations Claims”), then: (a) the Escrow Obligations Claims shall be reflected on the Seller’s Closing Bringdown Certificate, (b) Seller shall give Purchaser a credit at Closing for the costs of the unfunded Escrow Obligations Claims in accordance with the terms of Section 9.2.4 hereof and Purchaser shall be responsible thereafter for such Escrow Obligations Claims, and (c) the Tenant or tenanted square footage represented by any Tenant Lease for such estoppel certificates shall count towards the requirement of Sellers to provide the Required Tenant Estoppels. If any of the estoppel certificates contains content which is deemed incorrect by Sellers, Sellers shall notify Purchaser (the “Incorrect Estoppel(s)”). Sellers shall have no obligations to pursue corrections to Incorrect Estoppel certificates provided Sellers have otherwise provided the Required Tenant Estoppels as set forth hereinabove and said Incorrect Estoppels shall not count towards the Required Tenant Estoppels. Sellers make no representations or warranties regarding the accuracy or content of the Incorrect Estoppel certificates.
ARTICLE VII

CLOSING CONDITIONS
7.1    Purchaser’s Closing Conditions. Purchaser’s obligations to close the transactions described in this Agreement are subject to the satisfaction at or prior to Closing of the following conditions precedent (the “Purchaser’s Closing Conditions”):

7.1.13	Sellers’ Deliveries. All of the Sellers’ Closing Deliveries shall have been delivered to Purchaser or deposited with the Purchaser’s Solicitors, in accordance with the Escrow Agreement.

7.1.14
Representations and Warranties. The representations and warranties of Sellers in this Agreement shall be true and correct in all material respects as of the Closing (and such other date on or to which such representations and warranties expressly were made).

7.1.15	Covenants and Obligations. The covenants and obligations of Sellers in this Agreement shall have been performed in all material respects.

7.1.16
Adverse Proceedings. No litigation or other court action shall have been commenced seeking to obtain an injunction or other relief from such court to enjoin the consummation of the transactions described in this Agreement, and no preliminary or permanent injunction or other order, decree, or ruling shall have been issued by a court of competent jurisdiction or by any Governmental Authority, which would make illegal or invalid or otherwise prevent the consummation of the transactions described in this Agreement.

7.1.17	Adverse Law. No Applicable Law shall have been enacted that would make illegal or invalid or otherwise prevent the consummation of the transactions described in this Agreement.

7.1.18	Estoppels. On or prior to Closing, Sellers shall have procured the Required Tenant Estoppels and delivered them to Purchaser.

7.1.19	Material Adverse Effect. There has occurred no Material Adverse Effect with regard to the Condominium Property. The term “Material Adverse Effect” means any change, effect, circumstance, condition or event that has, or is reasonably likely to have, or any changes, effects circumstances, conditions or events that, in the aggregate, have, or are reasonably likely to have, a material adverse effect on a Condominium Property or the Condominium Units, as the context requires, but excluding any circumstances affecting the operations of the Condominium Properties to the extent arising from (a) conditions in the United States or global economy generally; (b) general changes in market conditions (including changes in legal, regulatory or business conditions or changes in weather conditions); (c) changes in GAAP; (d) acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism threatened or underway as of the date of this Agreement; (e) earthquakes, hurricanes, floods, rain or other natural acts (provided, however, that this clause (e) shall not impair the Purchaser’s rights described herein with respect to any damage to the Condominium Property caused by those events); or (f) any action taken by a Seller at the written request or with the written consent of the Purchaser.

7.1.20	Closing of US Companion Contract. The transactions described in the US Companion Contract shall have closed.
7.2    Failure of any Purchaser’s Closing Conditions. If any of Purchaser’s Closing Conditions are not satisfied at the Closing and Purchaser is not in default in its performance of the obligations set forth herein (a “Purchaser’s Closing Condition Failure”), then, subject to Sellers’ right to extend the Closing Date pursuant to Section 8.1 hereof for a reasonable amount of time not to exceed sixty (60) days to cure any such Purchaser’s Closing Condition Failure, Purchaser shall have the right, in Purchaser’s sole and absolute discretion, to either (a) terminate this Agreement by providing Notice to Sellers, in which case the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, or (b) complete the transactions set out herein; provided, however, if such Purchaser’s Closing Condition Failure results from a Sellers’ Default of its representations, warranties, covenants, and/or obligations hereunder, Purchaser shall have the rights set forth in Section 10.1.
7.3    Sellers’ Closing Conditions. Sellers’ obligations to close the transactions contemplated in this Agreement are subject to the satisfaction at or prior to Closing of the following conditions precedent (the “Sellers’ Closing Conditions”):

7.3.1
Receipt of the Purchase Price. Purchaser shall have paid to the Sellers’ Solicitors in accordance with the Escrow Agreement, the Purchase Price (as adjusted for Prorations pursuant to ARTICLE IX hereof).

7.3.2	Purchaser’s Deliveries. All of the Purchaser’s Closing Deliveries shall have been delivered to the Sellers’ Solicitors in accordance with the Escrow Agreement.

7.3.3
Representations and Warranties. The representations and warranties of Purchaser in this Agreement shall be true and correct in all material respects as of the Closing (or as of such other date to which such representation or warranty expressly is made).

7.3.4	Covenants and Obligations. The covenants and obligations of Purchaser in this Agreement shall have been performed in all material respects.

7.3.5
Approvals. Sellers shall have received any and all approvals, consents, and other authorizations required by the Condominium Documents, the Management Agreements and, if the Head Lease Acceptance Notice has been delivered, the Head Leases, including without limitation (if the Head Lease Acceptance Notice has been delivered), the Head Lease Assignments as a result of the transactions set forth in this Agreement.

7.3.6	Closing of US Companion Contract. The transaction described in the US Companion Contract shall have Closed.
7.4    Failure of the Sellers’ Closing Conditions. If any of the Sellers’ Closing Conditions are not satisfied at Closing and Seller is not in default in its performance of the obligations set forth herein (a “Sellers’ Closing Condition Failure”), then Sellers shall have the right, in Sellers’ sole and absolute discretion, to either (a) terminate this Agreement by providing Notice to Purchaser, and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive the termination, or (b) complete the transactions set out herein, provided, however, if such Sellers’ Closing Condition Failure results from a Purchaser’s Default of its representations, warranties, covenants, and/or obligations hereunder, Sellers shall have the rights set forth in Section 10.2.

ARTICLE VIII

CLOSING
8.1    Closing Date. The closing of the transactions described in this Agreement (the “Closing”) shall occur on the Closing Date. Notwithstanding the foregoing provision, the Closing Date may be extended by Sellers pursuant to the terms set forth in Sections 4.2.1, 7.2, or otherwise in this Agreement.

8.2    Closing. The Closing shall take place in accordance with the Escrow Agreement.
8.3    Sellers’ Closing Deliveries. At the Closing, Sellers shall deliver or cause to be delivered to Sellers’ Solicitors all of the documents, each of which shall have been prepared by Purchaser and reasonably approved by Sellers, and duly executed by the applicable Seller (or a Manager as specifically set forth therein) and acknowledged (if required), and other items, set forth in this Section 8.3 (the “Sellers’ Closing Deliveries”), as follows:

8.3.1
Closing Bringdown Certificate. A closing certificate substantially in the form of Exhibit B attached hereto and by this reference incorporated herein, together with a copy of all appropriate resolutions, consents, and approvals.

8.3.2
Deeds. Transfers/Deeds in the customary forms (collectively, the “Deeds”), conveying all right, title, and interest in the Blue Mountain Condominium Property, and, if the Purchased Shares Termination Notice is delivered, to the Whistler Condominium Property to the Purchaser (or as the Purchaser directs) and subject only to the matters expressly set forth therein, the Permitted Exceptions, any Unpermitted Exceptions which Purchaser has waived pursuant to Sections 4.2.1 and 4.2.2 hereof or otherwise, and real and personal property tax payments not then due and payable.

8.3.3
Bill of Sale. Bills of Sale from each Seller substantially in the form of Exhibit D attached hereto and by this reference incorporated herein, transferring the Personal Property, Books and Records, and other Assets that are owned by such Seller from such Seller to Purchaser on the terms set forth therein and without any representation or warranty of any kind.

8.3.4
Assignment and Assumption of Contracts. Assignments and Assumptions of Contracts from each Seller in the form of Exhibit E attached hereto and by this reference incorporated herein, assigning any and all rights such Seller has under the Contracts from such Seller to Purchaser on the terms set forth therein and without any representation or warranty of any kind.

8.3.5
Assignment and Assumption of Licenses and Permits. Assignments and Assumptions of Licenses and Permits from each Seller in the form of Exhibit F attached hereto and by this reference incorporated herein, assigning any and all rights such Seller has under the Licenses and Permits from such Seller to Purchaser on the terms set forth therein and without representation or warranty of any kind.

8.3.6	Intentionally Deleted.

8.3.7	Other Declarations. Any real estate transfer tax declarations or other documents required under Applicable Law in connection with the conveyance of the Condominium Property.

8.3.8	Intentionally Deleted.

8.3.9
Assignment of Management Agreements. Assignments and Assumptions of Management Agreements from each Seller in the form of Exhibit H attached hereto and by this reference incorporated herein, assigning any and all rights such Seller has under the respective Management Agreement from such Seller to Purchaser on the terms set forth therein and without any representation or warranty of any kind.

8.3.10
Assignment of Tenant Leases. An Assignment and Assumption of Tenant Leases in registrable form of Exhibit I attached hereto and by this reference incorporated herein, assigning any and all rights any Seller and/or Head Lessee as applicable, has under the Tenant Leases to Purchaser on the terms set forth therein.

8.3.1	Closing Statement. The Closing Statement prepared pursuant to Section 9.1 hereof.

8.3.2
Possession and Keys. Possession of the Condominium Property free and clear of all parties in possession, except tenants in possession pursuant to the Tenant Leases, and duplicates of or access information for all keys, codes, and other security devices relating to the Condominium Property.

8.3.3
Tenant Notices. Executed written notices, to be delivered post-Closing, from Sellers to each tenant under the Tenant Leases advising such tenants of the sale transaction contemplated by this Agreement, in the form attached hereto as Exhibit M.

8.3.4	Estoppels. The Required Tenant Estoppels actually received by Sellers from tenants under Tenant Leases, in the form attached hereto as Exhibit J.

8.3.5	Utility Deposits. An assignment of all utility deposits listed in Schedule 9.2.8, to the extent assignable.

8.3.6	Transfers of Beneficial Interest. Transfers of the beneficial interest of the Trust in and to the Assets, in a form customary to the applicable jurisdiction, if required.

8.3.7	Opinion re Trustee. An opinion from qualified counsel in respect of the Trust and its trustee, in respect of customary matters for a transaction of the nature described in this Agreement, including, without limitation, such entities’ formation, organization, existence, power and capacity, execution and delivery, and no breach or default of their constitutive documents or Applicable Laws, in each case, in respect of this Agreement and the Share Purchase Agreement and otherwise in a form reasonably acceptable to the Purchaser.

8.3.8
Assignment, Assumption, and Release of Head Leases. An Assignment, Assumption, and Release of each of the Head Leases from the Sellers in the form of Exhibit N attached hereto and by this reference incorporated herein (together, the “Head Lease Assignments”), or, if the Head Lease Acceptance Notice is not delivered pursuant to the terms hereof, reasonable evidence satisfactory to the Purchaser that the Head Leases have been fully and finally surrendered prior to the Closing Date in a manner acceptable to the Purchaser, acting reasonably.

8.3.9	Assignment of Accounts Receivable. An Assignment of Accounts Receivable from the Head Lessee to and in favour of the Purchaser in accordance with Section 9.2.3 hereof.

8.3.10	Escrow Agreement for Withheld Amount. The Escrow Agreement for Withheld Amount, if applicable.

8.3.11
Other Documents. Such other documents and instruments as may be reasonably requested by Purchaser or the Purchaser’s Solicitors in order to consummate the transactions described in this Agreement unless otherwise contrary to the express provisions of this Agreement.

8.4    Purchaser’s Closing Deliveries. At the Closing, Purchaser shall deliver or cause to be delivered to Sellers or deposited with Sellers’ Solicitors in accordance with the Escrow Agreement all of the counterpart documents, each of which shall have been duly executed by Purchaser and acknowledged (if required), and other items, set forth in this Section 8.4 (the “Purchaser’s Closing Deliveries”), as follows:

8.4.1	Purchase Price. The Purchase Price (as adjusted for the Prorations pursuant to ARTICLE IX hereof) to be paid by Purchaser in accordance with the Escrow Agreement.

8.4.2	Closing Bringdown Certificate. A closing certificate in the form of Exhibit K attached hereto and by this reference incorporated herein.

8.4.3	Certificate of Purchaser. Delivery of the Certificate of Purchaser in the form attached hereto as Exhibit L.

8.4.4	Counterpart Execution Documents. A counterpart of each of the documents and instruments to be delivered by Sellers under Section 8.3 hereof which require Purchaser’s signature.

8.4.5
Authority Documents. A resolution and an incumbency certificate to evidence the capacity and authority of any corporate officer, partner, or manager, as applicable, signing on behalf of Purchaser which Purchaser shall prepare.

8.4.6	HST/GST Undertaking and Indemnity. A certificate, undertaking, and indemnity of Purchaser for HST/GST purposes in the form of Exhibit O.

8.4.7	Escrow Agreement for Withheld Amount. The Escrow Agreement for Withheld Amount, if applicable.

8.4.8	Other Documents. Such other documents and instruments as may be requested by Sellers or the Sellers’ Solicitors in order to consummate the transactions described in this Agreement.
ARTICLE IX

PRORATIONS AND EXPENSES
9.1    Closing Statement. At least seven (7) Business Days prior to Closing, the Parties, through their respective employees, agents, or representatives, jointly shall make such examinations, audits, and inventories of the Assets as may be necessary to make the adjustments and Prorations to the Purchase Price as set forth in this ARTICLE IX hereof or any other provisions of this Agreement. Based upon such examinations, audits, and inventories, the Parties jointly shall prepare prior to Closing a closing statement (the “Closing Statement”), which shall set forth their best estimate of the amounts of the items to be adjusted and prorated under this Agreement. The Closing Statement shall be prepared by the Sellers’ Solicitors. The Closing Statement shall be approved and executed by the Parties at least one (1) Business Days prior to Closing, and such adjustments and Prorations shall be final with respect to the items set forth in the Closing Statement, except to the extent any such items shall be reported after the Closing as expressly set forth in this ARTICLE IX.
9.2    Prorations, Taxes, and Assessments. Sellers and Purchaser agree that, as of the Closing Date, the Purchase Price will be adjusted by an amount that takes into account at least the following prorations (the “Prorations”):

9.2.12	Taxes and Assessments. Sellers shall be responsible for payment of all Taxes arising prior to the Cut-Off Time based on the actual current tax bill. If the

Closing takes place before the real property taxes and special assessments are fixed for the tax year in which the Cut-Off Time occurs, the apportionment of real property taxes and special assessments will be made on the basis of the real property taxes for the immediately preceding tax year based upon the maximum discount allowed and available. There shall be no re-proration of taxes after Closing. All delinquent taxes and all delinquent assessments, if any, on the Assets will be paid at Closing from funds accruing to Sellers.

9.2.13
Insurance. Insurance, if any, carried by Sellers on the Condominium Property shall be terminated at Closing, and Purchaser shall be solely responsible for acquiring insurance coverage on the Condominium Property.

9.2.14
Income and Expense; Accounts Receivable and Accounts Payable. The parties hereby agree that all income received from the operation of the Businesses through the Cut-Off Time shall be the property of Sellers; accordingly, all expenses derived from the operation of the Businesses through the Cut-Off Time shall be the obligation of Sellers. All income received from the operation of the Businesses after the Closing Date shall be the property of Purchaser; accordingly, all expenses derived from the operation of the Businesses after the Closing Date shall be the obligation of Purchaser. Notwithstanding the foregoing provisions of this Section 9.2.3, at Closing, Sellers (or Sellers’ designee(s)) shall receive a credit from Purchaser for all accounts receivable owing to the Head Lessee with respect to the Businesses at Closing, and Purchaser shall receive an assignment of all such accounts receivable from the Head Lessee. Accordingly, following Closing, Purchaser shall have the right to retain all such accounts receivable received by Purchaser. Sellers and Purchaser mutually covenant and agree to jointly file with the Canada Revenue Agency, following Closing and within a reasonable time not to exceed 60 days, an Election in Respect of the Sale of Debts Receivable pursuant to subsection 22(1) of the Tax Act.

9.2.15
Tenant Leases. Any rents and other amounts prepaid, accrued, or due and payable under the Tenant Leases shall be prorated as of the Cut-Off Time between Sellers and Purchaser. Purchaser shall receive a credit for all assignable security deposits and tenant improvement escrows held by, and for all unfunded tenant improvement obligations owed by, Sellers under the Tenant Leases, as described on Schedule 5.1.8(a) and all unpaid broker commissions described on Schedule 5.1.8(a), and Purchaser thereafter shall be obligated to refund or apply such deposits and undertake such tenant improvements, in accordance with the terms of such Tenant Leases. Purchaser shall not receive a credit for any non-assignable security deposits held by Sellers which Sellers shall return to the tenant under such Tenant Lease, and Purchaser shall obtain any replacement security deposit from such tenant, with any such non-assignable security deposits held by Sellers being noted in Schedule 2.2.7.

9.2.16
Contracts. Any amounts prepaid, accrued or due and payable under the Contracts (other than for utilities which proration is addressed separately in Section 9.2.8) shall be prorated as of the Cut-Off Time between Sellers and Purchaser. Purchaser shall receive a credit for all deposits held by Sellers under the Contracts (together with any interest thereon) which are not transferred to Purchaser, and Purchaser thereafter shall be obligated to refund or apply such deposits in accordance with the terms of such Contracts. Sellers shall receive a credit for all deposits made by Sellers under the Contracts (together with any interest thereon) which are transferred to Purchaser or remain on deposit for the benefit of Purchaser.

9.2.17
Licenses and Permits. All amounts prepaid, accrued, or due and payable under any Licenses and Permits transferred to Purchaser shall be prorated as of the Cut-Off Time between Sellers and Purchaser. Sellers shall receive a credit for all deposits made by Sellers under the Licenses and Permits (together with any interest thereon) which are transferred to Purchaser or which remain on deposit for the benefit of Purchaser.

9.2.18
Method of Pro-ration. All pro-rations will be made as of midnight on the day that is one (1) day prior to the Closing (as may be extended pursuant to Section 8.1 hereof), based on a 365-day year or the actual number of days during the month in which the Closing occurs, as applicable (the “Cut-Off Time”), with Sellers retaining all income and revenue and paying all expenses accrued as of said date prior to the Closing and Purchaser retaining all income and revenue and paying all expenses accrued as of said date of Closing.

9.2.19
Utilities in the name of Seller. All utility services in the name of Sellers or for which Sellers have deposits of any nature on deposit with such governmental entity or service provider are included in Schedule 9.2.8. All utility services in the name of Sellers shall be prorated as of the Cut-Off Time between Sellers and Purchaser. The Parties shall use commercially reasonable efforts to obtain readings for all utilities as of the Cut-Off Time. If readings cannot be obtained as of the Cut-Off Time, the cost of such utilities shall be prorated between Sellers and Purchaser by estimating such cost on the basis of the most recent bill for such service; provided, however, that after the Closing, the Parties shall re-prorate the amount for such utilities and pay any deficiency in the original proration to the other Party promptly upon receipt of the actual bill for the relevant billing period.

Sellers shall receive a credit for all deposits transferred to Purchaser or which remain on deposit for the benefit of Purchaser with respect to such utility contracts.

9.2.20
Re-Prorations. Notwithstanding anything to the contrary herein but except as set forth in Section 9.2.1 herein, if during the ninety (90) day period following the Closing Date, any Party in its reasonable discretion believes that any of the Prorations as reflected on the Closing Statement are not based on actual or accurate figures, such Party shall have the right to request that such Prorations be re-prorated, and upon such request the Parties agree in good faith to endeavor to accomplish such re-proration as soon as practicable following such request. Any re-prorations shall be made in the same manner contemplated in this Section 9.2. This Section 9.2.9 shall survive Closing.

9.3    Cash. All cash on hand, escrow, and reserve accounts of Sellers for the period prior to the Closing Date shall remain the property or responsibility, as applicable, of Sellers. Sellers shall be responsible for the payment of all expenses on account of services and supplies furnished to and for the benefit of the Assets or Businesses through but not including the Closing Date and Purchaser shall be responsible for the payment of all expenses on account of services and supplies furnished to and for the benefit of the Assets or Businesses on and after the Closing Date.
9.4    Intentionally Deleted.
9.5    Purchaser’s Transaction Costs. In addition to the other costs and expenses to be paid by Purchaser as set forth elsewhere in this Agreement, Purchaser shall pay for the following items in connection with this transaction: (a) the fees and expenses incurred by Purchaser for Purchaser’s Inspectors or otherwise in connection with the Inspections; (b) the fees and expenses of Purchaser’s attorneys, accountants, and consultants; and (c) any mortgage tax, recording charges, or any other amounts payable in connection with any financing obtained by Purchaser (all of which collectively shall be defined as “Purchaser’s Acquisition Costs”).
9.6    Sellers’ Transaction Costs. In addition to the other costs and expenses to be paid by Sellers as set forth elsewhere in this Agreement, Sellers shall pay for the following items in connection with this transaction: (a) any and all brokers’ fees and commissions payable to Marcus & Millichap and advisors’ fees payable to Jefferies LLC, pursuant to the terms and conditions of separate agreements by and between the parties; and (b) the fees and expenses of Sellers’ attorneys, accountants, and consultants.
9.7    Other Closing Costs. All fees or charges not expressly allocated to a Party pursuant to Sections 9.5, 9.6, or elsewhere in this Agreement shall be allocated to the Condominium Units to which they relate and paid either by the applicable Seller or Purchaser as is customary in the province in which such Condominium Units are located. All Taxes applicable to the conveyance of any of the Blue Mountain Condominium Units, and, if applicable, the Whistler Condominium Units or registering of the deed by which a Condominium Unit will be conveyed shall be paid as set forth on Schedule 9.7. For certainty, notwithstanding anything herein contained, provided that the HST/GST Undertaking and Indemnity is delivered, the Purchaser shall not be required to pay HST/GST on any portion of the Purchase Price allocated to real property, in accordance with the allocation of Purchase Price in Schedule 3.4, at Closing. For further certainty, the Purchaser shall be required to pay to the Sellers at Closing HST/GST and, if applicable, Provincial Sales Tax (British Columbia) applicable on any portion of the Purchase Price allocated other than to real property, including without limitation allocated to tangible personal property, in accordance with the allocation of Purchase Price in Schedule 3.4, or as adjusted by any taxing authorities, if applicable.
ARTICLE X

DEFAULT AND REMEDIES
10.1    Sellers’ Default. If, at or any time prior to Closing, Sellers, US Parties or CLP Canada Nominee, Inc. (“Share Seller”) fail to perform in any material respect their covenants or obligations under this Agreement, the US Companion Contract or the Share Purchase Agreement, which breach or default is not caused by a Purchaser Default and no material Purchaser’s Default has occurred which remains uncured (a “Sellers’ Default”), and Sellers, US Parties and/or Share Seller, as applicable, fail to cure such Sellers’ Default within ten (10) Business Days of receiving Notice from Purchaser of same, then Purchaser may elect as its sole and exclusive remedy one (1) of the following described remedies: (a) terminate this Agreement by providing Notice to Sellers, and the Parties shall have no further rights or obligations under this Agreement except those rights and obligations which expressly survive such termination; or (b) waive such default, covenant, or obligation without any reduction in or setoff against the Purchase Price and proceed to Closing pursuant to this Agreement. In the event Purchaser chooses to terminate this Agreement in accordance with Section 10.1(a) hereof, Purchaser shall receive a full refund of the Deposit without deduction or set-off. If Purchaser fails to make an election of remedies as set forth herein then it shall be deemed that Purchaser has elected option (a) above and this Agreement shall be terminated. If Purchaser elects option (b) above and Sellers refuse to proceed to Closing, then Purchaser may enforce its rights by pursuing an action for specific performance, if said action is filed within forty-five (45) days of the Closing Date. If Purchaser elects option (b) above and Sellers render consummation of the transaction contemplated under this Agreement impossible by conveying any of the Assets to a third party then Purchaser may seek any and all actual damages available to Purchaser, without effect being given to any limitations on Purchaser’s recovery or remedies as may be set forth herein.

10.2    Purchaser’s Default. If, at any time prior to Closing, Purchaser fails to perform in any material respect any of its covenants or obligations under this Agreement, the US Companion Contract or the Share Purchase Agreement, which breach or default is not caused by a Sellers’ Default and no material Sellers’ Default has occurred which remains uncured (a “Purchaser’s Default”), and Purchaser fails to cure such Purchaser’s Default within ten (10) Business Days of receiving Notice from Sellers of same (except for a failure to make a Purchaser’s Closing Delivery, for which there shall be no right to Notice or a cure period), then Sellers may elect, as their sole and exclusive remedy, to: (a) terminate this Agreement by providing Notice to Purchaser, retain the Deposit, and the Parties shall have no further rights or obligations under this Agreement except those rights and obligations which expressly survive such termination; or (b) waive such default, covenant, or obligations and proceed to Closing pursuant to this Agreement.
10.3    No Punitive or Consequential Damages. Notwithstanding anything herein to the contrary, no Party shall be liable to any other Party under this ARTICLE X or ARTICLE XII hereof for punitive, special, lost profits, or other consequential damages.
10.4    Joint and Several Liability. Subject to Section 5.1, the individual entities that comprise the Sellers and the US Parties shall be jointly and severally liable for all duties, obligations, and claims against Sellers and the US Parties, and Purchaser may seek to enforce this Agreement and all such duties, obligations, and claims against all such entities that comprise Sellers and the US Parties, some of the entities that comprise Sellers and the US Parties, or only one entity that is part of Sellers or the US Parties, in Purchaser’s sole and absolute discretion.
10.5    Protection of Trustee. Notwithstanding anything express or implied in this Agreement to the contrary, the maximum liability of the Trustee under this Agreement (including, without limitation, any liability for interest, costs, expenses and/or any other sums recoverable under this Agreement) shall not exceed the value of the property held in the Trust from time to time and which is in the Trustee’s possession or under its control as trustee of the Trust, PROVIDED THAT the foregoing limitation shall not apply to any breach of trust by, or fraudulent or criminal acts of, the Trustee.
ARTICLE XI

RISK OF LOSS
11.1    Casualty. If, at any time after the Effective Date and prior to Closing or earlier termination of this Agreement, there is material damage or destruction by fire or any other casualty to (i) ten percent (10%) or more of the aggregate gross floor area of all Condominium Units at a Resort Property, (ii) twenty percent (20%) or more of the aggregate gross floor area of all Condominium Units at the Resort Properties, or (iii) such damage would allow one or more tenants under Tenant Leases occupying in aggregate ten percent (10%) or more of the aggregate floor area of the Condominium Units at a Resort Property to terminate their respective Tenant Leases (each, a “Casualty”), Sellers shall give written notice of each such Casualty to Purchaser promptly after the occurrence of such Casualty, and if such Casualty renders the applicable Condominium Units at a Resort Property incapable of being operated on an economically practicable basis immediately following the occurrence of such Casualty, Purchaser shall have the right to elect, by providing written notice to Sellers within thirty (30) days after Purchaser’s receipt of Sellers’ written notice of such Casualty, to either: (a) terminate this Agreement in its entirety; or (b) extend the Closing Date for such time as reasonably necessary for Sellers to restore such Condominium Units at a Resort Property to a substantially similar condition at which it existed immediately prior to the Casualty. In the event that Purchaser elects option (b) of the immediately preceding sentence, but Sellers do not complete the restoration of the applicable Condominium Units at a Resort Property within thirty (30) days following the Casualty, Purchaser shall have the option to exercise option (a) of the immediately preceding sentence. If Purchaser fails to provide written notice of its election to Sellers within such thirty (30) day time period, then Purchaser shall be deemed to have elected to proceed to Closing pursuant to clause (b) of this Section 11.1. If the Closing is scheduled to occur within Purchaser’s thirty (30) day election period, the Closing Date shall, upon Purchaser’s election, be postponed until the date which is five (5) Business Days after the expiration of such thirty (30) day election period.
11.2    Expropriation. If at any time after the Effective Date and prior to Closing or the earlier termination of this Agreement, any Governmental Authority commences any expropriation proceeding, condemnation proceeding, or other similar proceeding with respect to (i) ten percent (10%) or more of the aggregate gross floor area of all Condominium Units at a Resort Property, (ii) ten percent (10%) or more of the aggregate gross floor area of all Condominium Units at the Resort Properties, or (iii) such proceeding would allow one or more tenants under Tenant Leases occupying in aggregate twenty percent (20%) or more of the aggregate floor area of the Condominium Units at a Resort Property to terminate their respective Tenant Leases (a “Expropriation”), Sellers shall give written notice of such Expropriation to Purchaser promptly after Sellers receive notice of such Expropriation, and if such Expropriation renders the applicable Condominium Units at a Resort Property incapable of being operated in an economically practicable basis immediately following the occurrence of such Expropriation, then Purchaser shall have the right to elect, by providing written notice to Sellers within thirty (30) days after Purchaser’s receipt of Sellers’ written notice of such Expropriation, to either: (a) terminate this Agreement in its entirety; or (b) proceed to Closing, without terminating this Agreement, in which case Sellers shall assign to Purchaser all of any Sellers’ right, title, and interest in all proceeds and awards from such Expropriation. If Purchaser fails to provide written notice of its election to Sellers within such time period, then Purchaser shall be deemed to have elected to proceed to Closing pursuant to clause (b) of the preceding sentence. If the Closing is scheduled to occur within Purchaser’s thirty (30) day election period, the Closing shall, upon

Purchaser’s election, be postponed until the date which is five (5) Business Days after the expiration of such thirty (30) day election period.
11.3    Damage Not in Excess of Threshold. If the damage with respect to a Casualty or the Expropriation encompasses less than ten percent (10%) of the aggregate floor area of the Blue Mountain Condominium Units at the Blue Mountain Resort Property or twenty percent (20%) or more of the aggregate gross floor area of all Condominium Units at the Resort Properties (and provided no tenant under the Tenant Leases has the right to terminate its Tenant Lease as a result of such Casualty or Expropriation proceeding), Purchaser shall proceed to Closing and take the Blue Mountain Resort Property as diminished by such events, and Sellers shall assign to Purchaser their rights to receive insurance proceeds (provided that Purchaser shall receive a credit equal to the amount of the applicable Seller’s Deductible) or the award for the Expropriation.
ARTICLE XII

SURVIVAL, INDEMNIFICATION, AND RELEASE
12.1    Survival. The Parties’ obligations in respect of the representations and warranties set forth in ARTICLE V hereof are updated as of the Closing in accordance with the terms of this Agreement, and shall survive for a period of the earlier of: (a) six (6) months after the Closing Date and (b) December 1, 2016 (if all or substantially all of the assets of CNL Lifestyle Properties, Inc. have been sold) (the “Survival Period”). Each Party shall have no liability to the other Party for a breach of any representation or warranty unless Notice containing a description of the specific nature of such breach shall have been given by the non-breaching Party to the breaching Party prior to the expiration of the Survival Period and an action shall have been commenced by the non-breaching Party against the breaching Party within sixty (60) days of the expiration of such Survival Period (the “Action Period”).
12.2    Indemnification by Sellers. Subject to the limitations set forth in this ARTICLE XII and any other express provision of this Agreement, Sellers shall indemnify, save, insure, pay, defend, protect, and hold harmless Purchaser’s Indemnitees from and against any Indemnification Loss incurred by any of Purchaser’s Indemnitee to the extent resulting from (a) any breach of any representation or warranty of Sellers in this Agreement and/or the “Seller” under the Share Purchase Agreement; and (b) any breach by Sellers, and/or any breach by the “Seller” under the Share Purchase Agreement, of any of their covenants or obligations under this Agreement and/or the Share Purchase Agreement. Such Indemnification shall survive for the Survival Period. Sellers’ aggregate liability to any and all Purchaser’s Indemnitees shall not exceed TWO PERCENT (2%) of the aggregate of the Purchase Price plus the Purchase Price under the US Companion Contract plus the Purchase price under the Share Purchase Agreement (the “Seller’s

Indemnification Cap”). Sellers shall not be liable to the Purchaser’s Indemnitees for any Indemnification Loss incurred by them hereunder until the aggregate amount of all such Indemnification Loss, plus any “Indemnification Loss” (as defined in the US Companion Contract) exceeds FIFTY THOUSAND AND/NO DOLLARS ($50,000.00) (the “Seller’s Deductible”), in which event Sellers shall be liable for all Indemnification Loss exceeding the Seller’s Deductible; provided, however, that the maximum aggregate amount of Indemnification Loss incurred by the Purchaser’s Indemnitees for which Sellers shall be liable shall be the Seller’s Indemnification Cap. Notwithstanding the foregoing, the Seller’s indemnification obligations set forth in this Section 12.2 shall terminate on the date the parent company CNL Lifestyle Properties, Inc. has sent a request to its shareholders to sell substantially all of its assets excluding the Assets (“Lifestyle Sale Event”), provided Sellers have escrowed the Escrowed Indemnification Cap Amount (as defined hereinbelow) at the time of the Lifestyle Sale Event. If the Lifestyle Sale Event occurs prior to the end of the Survival Period, Sellers shall escrow the full amount of Seller’s Indemnification Cap with the Sellers’ Solicitors, less any claims paid under this Section 12.2 (the “Escrowed Indemnification Cap Amount”). If the Lifestyle Sale Event occurred and the Survival Period has not expired, upon the occurrence of an Indemnification Loss and provided Purchaser has complied with the terms set forth in this ARTICLE XII, funds from the Escrowed Indemnification Cap Amount in the amount of the Indemnification Loss shall be disbursed to Purchaser upon written demand by Sellers and Purchaser. The Escrowed Indemnification Cap Amount shall be returned to CNL Lifestyle Properties, Inc. at the expiration of the Action Period, if no action has been commenced or is pending against Sellers.
12.3    Indemnification by Purchaser. Subject to the limitations set forth in this ARTICLE XII, Purchaser shall indemnify, save, insure, pay, defend, and hold harmless Seller Indemnitees from and against any Indemnification Loss incurred by any Seller Indemnitee to the extent resulting from: (a) any breach of any representation or warranty of Purchaser in this Agreement; (b) any breach by Purchaser of any of its covenants or obligations under this Agreement; and (c) any and all damage or loss sustained or incurred as a result of Purchaser’s due diligence activities, including any Inspections, environmental site assessments, and any other inspections, tests, or work conducted by any Person other than Sellers working with or on behalf of Purchaser or one or more of Purchaser’s Inspectors expressly excluding damages or loss that results from any environmental assessments which occurred prior to Purchaser or Purchaser’s activities as part of the Inspections and that is required to be disclosed to, reported to, or filed with a governmental agency by law. Such Indemnification shall survive the Closing for a period of six (6) months after the Closing Date. Purchaser’s aggregate liability to any and all Seller Indemnitees shall not exceed TWO PERCENT (2%) of the aggregate of the Purchase Price plus the Purchase Price under the Share Purchase Agreement (collectively, the “Purchaser’s Indemnification Cap”). Purchaser shall not be liable to the Seller Indemnitees for any Indemnification Loss incurred by them until the aggregate amount of all such Indemnification Loss, plus any “Indemnification Loss” (as defined in the US Companion Contract) exceeds FIFTY THOUSAND AND/NO DOLLARS ($50,000.00) (the “Purchaser’s Deductible”), in which event Purchaser shall be liable for all Indemnification Loss exceeding the Purchaser’s Deductible; provided, however, that the maximum aggregate amount of Indemnification Loss incurred by the Seller’s Indemnitees for which Purchaser shall be liable shall be Purchaser’s Indemnification Cap.
12.4    Indemnification Procedure; Notice of Indemnification Claim.

12.4.1
If any of the Seller Indemnitees or the Purchaser’s Indemnitees (as the case may be) (each, an “Indemnitee”) is entitled to defense or indemnification under any other provision in this Agreement (each, an “Indemnification Claim”), the Party required to provide indemnification to such Indemnitee (the “Indemnitor”) shall not be obligated to defend, indemnify, save, insure, pay, defend, protect or hold harmless such Indemnitee until such Indemnitee provides Notice to such Indemnitor after such Indemnitee has actual knowledge of any facts or circumstances on which such Indemnification Claim is based or a Third-Party Claim is made on which such Indemnification Claim is based, describing in reasonable detail such facts and circumstances or Third-Party Claim with respect to such Indemnification Claim; provided, however, that no delay on the part of the Indemnitee in notifying any Indemnitor shall relieve the Indemnitor from any obligation hereunder unless (and then solely to the extent) the Indemnitor thereby is prejudiced.

12.4.2
Any Indemnitor will have the right to defend the Indemnitee, at Indemnitor’s sole cost and expense, against the Third Party Claim with counsel of Indemnitor’s choice reasonably satisfactory to the Indemnitee so long as: (a) the Indemnitor provides Notice to the Indemnitee within fifteen (15) days after the Indemnitee has given Notice of the Third Party Claim that the Indemnitor will indemnify the Indemnitee from and against the entirety of any Indemnification Loss the Indemnitee may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim and costs related to the defense of the Third Party Claim; (b) the Indemnitor provides the Indemnitee with evidence acceptable to the Indemnitee that the Indemnitor will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder; (c) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief; (d) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnitee, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnitee; and (e) the Indemnitor conducts the defense of the Third Party Claim actively and diligently.

12.4.3
So long as the Indemnitor is conducting the defense of the Third Party Claim in accordance with Section 12.4.2 above: (a) the Indemnitee may retain separate co-counsel at Indemnitee’s sole cost and expense and participate in the defense of the Third Party Claim; (b) the Indemnitee will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnitor; and (c) the Indemnitor will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnitee.

12.4.4
In the event any of the conditions in Section 12.4.2 hereof is or becomes unsatisfied, however: (a) the Indemnitee may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnitee need not consult with, or obtain any consent from, the Indemnitor in connection therewith); (b) the Indemnitor will reimburse the Indemnitee promptly and periodically for the reasonable costs of defending against the Third Party Claim (including reasonable attorneys’ fees and expenses); and (c) the Indemnitor will remain responsible for any Indemnification Loss the Indemnitee may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this ARTICLE XII.

12.5    Exclusive Remedy for Indemnification Loss; Interpretation. Except for claims based on fraud, the indemnification provisions in this ARTICLE XII shall be the sole and exclusive remedy of any Indemnitee with respect to any claim for Indemnification Loss arising from or in connection with this Agreement. The Parties shall take into account the time cost of money (using the prime rate as reported from time to time in The Wall Street Journal as the discount rate) in determining Indemnification Loss for purposes of this ARTICLE XII.
12.6    Waiver and Release. Except as to any right or remedy of Purchaser under the terms of this Agreement and/or the Seller Closing Deliveries, Purchaser, on behalf of itself and its agents, heirs, successors and assigns waives, releases, acquits and forever discharges Sellers and their Affiliates, owners, officers, directors, partners, employees, agents, and representatives, of and from any and all claims whatsoever, direct or indirect, known or unknown, foreseen or unforeseen (including but not limited to claims for cost recovery or contribution under Environmental Laws), which such Person or any of such Person’s heirs, successors, or assigns now has or which may arise in the future on account of or in any way related to or in connection with any past, present or future aspect, feature, characteristic, circumstance or condition relating to, arising out of or in connection with any of the Property. The foregoing waiver and release shall apply to any and all such claims which in whole or in part are caused by or arise out of the negligence of any Seller and/or any strict liability; provided, however, that such waiver and release shall not apply to any claims to the extent such claims, in whole or in part, are caused by or arise out of the gross negligence, willful misconduct, or fraud of any Seller.
ARTICLE XIII

MISCELLANEOUS PROVISIONS
13.1    Notices.

13.1.1
Method of Delivery. All notices, requests, demands, and other communications required to be provided by any Party under this Agreement (each, a “Notice”) shall be in writing and delivered, at the sending Party’s cost and expense, by: (a) personal delivery or (b) overnight courier service to the recipient Party at the following address or number:

If to Purchaser:
Imperium Blue Ski Villages, LLC
C/O Lone Peak Capital Group, LLC
79 W. Paces Ferry Road, Ste 200A
Atlanta, GA 30305

Attention: Kyle Tomlin
E-mail: ktomlin@lone-peak.net

and to:

C/O The Imperium Group of Companies
8211 W. Broward Blvd., Suite 230
Plantation, FL 33324

Attention: Kyle Mowitz
E-mail: kmowitz@theimperiumcompanies.com

With a copy to:
Torys LLP
79 Wellington Street West, Suite 3000

Toronto, Ontario, Canada
M4W 1Y7

Attention: H. Graham Rawlinson
E-mail: grawlinson@torys.com

and to:

The Law Office of Craig W. Little
4711 14th Street N.
St. Petersburg, FL
33703

Attention: Craig W. Little
E-mail: CraigL@CraigLittleLaw.com

If to Sellers:
c/o CNL Lifestyle Properties, Inc.
450 S. Orange Avenue, 14th Floor
Orlando, Florida 32801
Attention: Michael Tetrick, Senior Vice President
Attention: Tracey B. Bracco, Esq., Senior Vice President and Assistant General Counsel
Phone:    (407) 540-7500
E-mail: mike.tetrick@cnl.com and tracey.bracco@cnl.com
With a copy to:
Lowndes, Drosdick, Doster, Kantor & Reed, P.A.
215 N. Eola Drive
Orlando, Florida 32801
Attn: Meredith E. Level, Esq.
Phone: (407) 418-6284
E-mail: meredith.level@lowndes-law.com

And to:

MacPherson Leslie & Tyerman LLP
1800 – 355 Burrard St.
Vancouver, British Columbia V6C 2G8

Canada
Attn: Bruce M. Wright
Phone: (604) 682-7737
E-mail: bwright@mlt.com

13.1.2
Receipt of Notices. All Notices sent by a Party (or its counsel) pursuant to Section 13.1.1 under this Agreement shall be deemed to have been received by the Party to whom such Notice is sent upon (a) delivery to the address of the recipient Party, provided that such delivery is made prior to 5:00 p.m. (local time for the recipient Party) on a Business Day, otherwise the following Business Day, or (b) the attempted delivery of such Notice if (i) such recipient Party refuses delivery of such Notice, or (ii) such recipient Party is no longer at such address, and such recipient Party failed to provide the sending Party with its current address pursuant to Section 13.1.3 hereof.

13.1.3
Change of Address. The Parties and their respective counsel shall have the right to change their respective address for the purposes of this Section 13.1 by providing a Notice of such change in address as required under this Section 13.1.

13.1.4	Delivery by Party’s Counsel. The Parties agree that the attorney for such Party shall have the authority to deliver Notices on such Party’s behalf to the other Party hereto.
13.2    Time is of the Essence. Time is of the essence of this Agreement; provided, however, that notwithstanding anything to the contrary in this Agreement, if the time period for the performance of any covenant or obligation, or satisfaction of any condition or delivery of any Notice or item required under this Agreement shall expire on a day other than a Business Day, such time period shall be extended automatically to the next Business Day.
13.3    Assignment.

13.3.5
Assignment by Purchaser. Purchaser shall not assign this Agreement or any interest therein to any Person without the prior written consent of Sellers, which consent may be granted or withheld in Sellers’ sole and absolute discretion; provided, however, that Purchaser shall have the right to assign all of its rights under this Agreement to, or direct the Sellers that title to the Assets (or some of them) be transferred to, one or more Affiliates after Notice to Sellers, but in which case such assignment shall not relieve Purchaser of its obligations under this Agreement. For the purposes of this Section 13.3.1, the sale of a Controlling interest in Purchaser (or any Person with Control of Purchaser) shall constitute an assignment of this Agreement.

13.3.6
Assignment by Sellers. Sellers shall have the right, in their sole and absolute discretion, to assign this Agreement and all of their interests therein in connection with a sale of the Assets to a prospective acquiror if, and to the extent that, such acquiror assumes all of Sellers’ rights and obligations under this Agreement (a “Sellers’ Assignment”). The sale of a Controlling Interest in Sellers or in any Person with Control of Sellers shall not constitute an assignment of this Agreement. In connection with any prospective Sellers’ Assignment or the sale of a Controlling Interest in Sellers or any Person with Control of Sellers, and subject to the express provisions of this Agreement, Sellers may provide such information concerning this Agreement, the Assets, and the Purchaser as a prospective acquiror shall require in order to evaluate this Agreement, as well as to evaluate the Assets in the event that this Agreement expires or is otherwise terminated prior to Closing pursuant to the terms and provisions set forth herein. Notwithstanding the foregoing, the prospective acquiror shall have the same obligations of Sellers pursuant to the terms of this Agreement.

13.4    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties, and their respective successors and permitted assigns.
13.5    Third Party Beneficiaries. This Agreement shall not confer any rights or remedies on any Person other than: (a) the Parties and their respective successors and permitted assigns; (b) any Indemnitee, to the extent such Indemnitee is expressly provided any right of defense or indemnification in this Agreement; and (c) Managers, to the extent Managers are expressly provided any right of indemnification in this Agreement.
13.6    Rules of Construction. The following rules shall apply to the construction and interpretation of this Agreement:

13.6.1
Singular words shall connote the plural as well as the singular, and plural words shall connote the singular as well as the plural, and the masculine shall include the feminine and the neuter, as the context may require.

13.6.2
All references in this Agreement to particular articles, sections, subsections or clauses (whether in upper or lower case) are references to articles, sections, subsections or clauses of this Agreement. All references in this Agreement to particular exhibits or schedules (whether in upper or lower case) are references to the exhibits and schedules attached to this Agreement, unless otherwise expressly stated or clearly apparent from the context of such reference.

13.6.3	The headings in this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction, or effect.

13.6.4
Each Party and its counsel have reviewed and revised (or requested revisions of) this Agreement and have participated in the preparation of this Agreement; therefore, any rules of construction requiring that ambiguities are to be resolved against the Party which drafted the Agreement or any exhibits hereto shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto.

13.6.5
The terms “sole discretion” and “absolute discretion” with respect to any determination to be made a Party under this Agreement shall mean the sole and absolute discretion of such Party, without regard to any standard of reasonableness or other standard by which the determination of such Party might be challenged.

13.7    Severability. If any term or provision of this Agreement is held to be or rendered invalid or unenforceable at any time in any jurisdiction, such term or provision shall not affect the validity or enforceability of any other terms or provisions of this Agreement, or the validity or enforceability of such affected term or provision at any other time or in any other jurisdiction.
13.8    Governing Law; Jurisdiction and Venue. This Agreement shall be governed by the laws of the Province of Ontario. The venue for any legal or equitable action brought under this agreement shall be Toronto, Ontario. The Parties agree to submit to the jurisdiction of Ontario in connection with any claims or controversy arising out of this Agreement and that venue for such actions shall be in Toronto, Ontario. Each Party (for themselves and all its respective Indemnitees) hereby submit to jurisdiction and consent to venue in such courts, and waive any defense based on forum non conveniens, provided that any Party may seek injunctive relief or specific performance with respect to any of the Assets in the courts of the Province in which such Assets are situated and may incorporate a claim against Sellers of such or Asset with respect to any claim for injunctive relief or specific performance.
13.9    Waiver of Trial by Jury. The Parties hereby knowingly, voluntarily and intentionally waive any right that any party may have to a trial by jury in respect of any litigation based hereon, or arising out of, under or in connection with this agreement or any other documents executed in connection herewith, or in respect of any course of conduct, statements (whether oral or written), or actions of any party. This provision is a material inducement for each of the Parties to enter into this Agreement.

13.10    Prevailing Party. If any litigation or other court action, arbitration, or similar adjudicatory proceeding is commenced by any Party to enforce its rights under this Agreement against any other Party, all fees, costs, and expenses, including, without limitation, reasonable attorneys’ fees and court costs, incurred by the Prevailing Party in such litigation, action, arbitration, or proceeding shall be reimbursed by the non-prevailing Party; provided, however, that if a Party to such litigation, action, arbitration, or proceeding prevails in part, and loses in part, the court, arbitrator, or other adjudicator presiding over such litigation, action, arbitration, or proceeding shall award a reimbursement of the fees, costs, and expenses incurred by such Party on an equitable basis. “Prevailing Party” within the meaning of this Section also includes a party who dismisses an action for recovery hereunder in exchange for payment of the amount allegedly due, performance of covenants allegedly breached, or considerations substantially equal to the relief sought in the action or proceeding.
13.11    Incorporation of Recitals, Exhibits and Schedules. The recitals to this Agreement, and all exhibits and schedules referred to in this Agreement are incorporated herein by such reference and made a part of this Agreement. Any matter disclosed in any schedule to this Agreement shall be deemed to be incorporated in all other schedules to this Agreement.
13.12    Liability of Interest-Holders in Sellers and their Affiliates. Purchaser agrees and acknowledges that none of the members, partners, shareholders, or other holders of beneficial interests of or in Sellers or any of Sellers’ Affiliates shall be personally liable for any obligation or responsibility of Sellers or any of their respective Affiliates hereunder by virtue of being a member, partner, shareholder, or holder of any beneficial interest of or in Sellers or any of Sellers’ Affiliates.
13.13    Independent Entity. Purchaser recognizes and acknowledges that Sellers are independent entities, to whom Purchaser will solely look and who are solely responsible for the obligations and liabilities of Sellers recited herein, arising hereunder, or in any manner related to the transactions contemplated hereby. Purchaser further recognizes and acknowledges that no other entity or entities, including (a) Sellers’ respective officers, directors, limited partners, and members; (b) any individual; or (c) any entity affiliated with Sellers’ Businesses which may form, organize, provide services to, provide loans and funds to, negotiate for, provide personnel to, make representations on behalf of, and from time-to-time take actions on behalf of or for the benefit of Sellers’ Businesses, by direct dealings with Sellers or those acting for it, is in any manner liable or responsible for the obligations and liabilities of Sellers, whether recited herein, arising hereunder, or in any manner related to the transactions contemplated hereby.
Sellers recognize and acknowledge that Purchaser is an independent entity, formed under the laws of the State of Georgia, to whom Sellers will solely look and who is solely responsible for the obligations and liabilities of Purchaser recited herein, arising hereunder or in any manner related to the transactions contemplated hereby. Sellers further recognize and acknowledge that no other entity or entities, including (x) Purchaser’s officers, directors, limited partners, and members, (y) any individual, or (z) any entity affiliated with Purchaser which may form organize, provide services to, provide loans and funds to, negotiate for, provide personnel to, make representations on behalf of, and from time-to-time take actions on behalf of or for the benefit of Purchaser, by dealings with Purchaser or those acting for it, is in any manner liable or responsible for the obligations and liabilities of Purchaser, whether recited herein, arising hereunder, or in any manner related to the transactions contemplated hereby.
13.14    Entire Agreement. This Agreement, the US Companion Contract, and the Share Purchase Agreement and the agreements to be executed and delivered in connection herewith (as expressly set forth herein) set forth the entire understanding and agreement of the Parties hereto and shall supersede any other agreements and understandings (written or oral) between the Parties on or prior to the date of this Agreement with respect to the transactions described in this Agreement.
13.15    Amendments, Waivers, and Termination of Agreement. No amendment or modification to any terms or provisions of this Agreement, waiver of any covenant, obligation, breach, or default under this Agreement, or termination of this Agreement (other than as expressly provided in this Agreement) shall be valid unless in writing and executed and delivered by each of the Parties unless otherwise expressly set forth herein, provided, however, either Sellers or Purchaser may, in writing, (a) extend the time for performance of any of the obligations of the other, (b) waive any inaccuracies and representations by the other contained in this Agreement, (c) waive compliance by the other with any of the covenants contained in this Agreement, and (d) waive the satisfaction of any condition that is precedent or subsequent to the performance by the Party so waiving of any of its obligations under this Agreement.
13.16    Execution of Agreement. A Party may deliver executed signature pages to this Agreement by electronic transmission to any other Party, which electronic copy shall be deemed to be an original executed signature page. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the Parties had signed the same signature page.
13.17    Tax Disclosures. Notwithstanding anything in this Agreement to the contrary, in accordance with Section 1.6011-4(b)(3)(iii) of the Treasury Regulations, Purchaser and Sellers (and each employee, representative, or other agent of Purchaser or Sellers) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to Purchaser or Sellers relating to such tax treatment and tax structure. However, any information relating to tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent, but only to the extent, reasonably necessary to enable Purchaser and Sellers to comply with applicable securities laws. For purposes hereof, “tax structure” means any fact that may be relevant to understanding the federal income tax treatment of the transaction.
13.18    Seller’s Knowledge. Nothing in this Agreement shall be construed or utilized by Purchaser to assert personal liability of any nature against any Person other than Sellers as a result of the definition of “Seller’s Knowledge” used in this Agreement.
13.19    Companion Contracts.

13.19.1
The Purchaser and (i) CLP Mammoth, LP; (ii) CLP Snowshoe, LP; (iii) CLP Sandestin, LP; (iv) CLP Stratton, LP; and (v) CLP Copper, LP, collectively, are currently or will be under contract (the “US Companion Contract”) for the purchase and sale of certain condominium units and other assets related thereto located in the United States of America (collectively, the “US Assets”).

13.19.2
The Purchaser and CLP Canada Nominee, Inc., together, are currently or will be parties to the Share Purchase Agreement for the purchase and sale of all of the issued and outstanding shares in the capital of the Whistler Nominee (the “Purchased Shares”) in connection with properties located in Canada, namely Whistler, British Columbia.

13.20    Whistler Nominee. The Parties hereby acknowledge and agree that, in the event that the Purchased Shares Termination Notice is not delivered in accordance with the terms of this Agreement, that the Whistler Nominee shall be deemed automatically to be no longer a party to this Agreement, and it shall have no obligations or liabilities under this Agreement. For certainty, nothing in the foregoing limits the obligation of the CLP Canada Nominee Inc. under the Share Purchase Agreement.
13.21    References to $, Dollars.
Unless otherwise noted herein, any references herein to “$” or the term “Dollars” shall mean lawful currency of the United States of America.

[Remainder of page intentionally left blank;
Signatures on following pages]

IN WITNESS WHEREOF, each Party has caused this Agreement to be executed and delivered in its name by a duly authorized officer as of the date first set forth above.
SELLER:

US CANADIAN PROPERTY ALPHA BLUE MOUNTAIN NOMINEE CORP. By: Tammy Tipton Name: Tammy Tipton Title: Senior Vice President
I/We have the authority to bind the Corporation

US CANADIAN PROPERTY ALPHA WHISTLER NOMINEE CORP. By: Tammy Tipton Name: Tammy Tipton Title: Senior Vice President
I/We have the authority to bind the Corporation

R&H US CANADIAN PROPERTY LIMITED, solely in its capacity as trustee of
US CANADIAN PROPERTY TRUST ALPHA

By: David Gustave Goar
      Woodbourne Secretaries (Jersey) Limited
       Director / Secretary

By: Francis Raffay
      Secretary / Authorized Signatory

I/We have the authority to bind the Corporation

CLP COPPER, LP, a Delaware limited partnership

By: CLP COPPER GP, LLC, a Delaware limited liability company, its sole general partner

By: Tammy Tipton
Name: Tammy Tipton
Title: Senior Vice President
I/We have the authority to bind the Corporation

CLP MAMMOTH, LP, a Delaware limited partnership

By: CLP MAMMOTH GP, LLC, a Delaware limited liability company, its sole general partner

By: Tammy Tipton
Name: Tammy Tipton
Title: Senior Vice President

I/We have the authority to bind the Corporation

CLP SNOWSHOE, LP, a Delaware limited partnership

By: CLP SNOWSHOE GP, LLC, a Delaware limited liability company, its sole general partner

By: Tammy Tipton
Name: Tammy Tipton
Title: Senior Vice President

I/We have the authority to bind the Corporation

CLP STRATTON, LP, a Delaware limited partnership

By: CLP STRATTON GP, LLC, a Delaware limited liability company, its sole general partner

By: Tammy Tipton
Name: Tammy Tipton
Title: Senior Vice President

I/We have the authority to bind the Corporation

CLP SANDESTIN, LP, a Delaware limited partnership

By: CLP SANDESTIN GP, LLC, a Delaware limited liability company, its sole general partner

By: Tammy Tipton
Name: Tammy Tipton
Title: Senior Vice President

I/We have the authority to bind the Corporation

PURCHASER: IMPERIUM BLUE SKI VILLAGES, LLC, a Georgia limited liability company By: Kyle Tomlin Name: Kyle Tomplin Title: Authorized Signer of Manager
I/We have the authority to bind the Corporation

EXHIBIT A-1
Description of Blue Mountain Condominium Units
Intentionally Omitted

A-1-1

A-1-2

EXHIBIT A-2
Description of Whistler Condominium Units
Intentionally Omitted

A-2-1

EXHIBIT B
Form of Sellers’ Closing Bringdown Certificate
Intentionally Omitted

C-1

EXHIBIT C-1
INTENTIONALLY DELETED

C-2

EXHIBIT C-2
INTENTIONALLY DELETED

C-1

EXHIBIT D
Form of Bill of Sale
Intentionally Omitted

E-1

EXHIBIT E
Form of Assignment and Assumption of Contracts
Intentionally Omitted

E-2

EXHIBIT F
Form of Assignment and Assumption of Licenses and Permits
Intentionally Omitted

G-1

EXHIBIT G
INTENTIONALLY DELETED

G-2

EXHIBIT H
Form of Assignment and Assumption of Management Agreement
Intentionally Omitted

I-3

EXHIBIT I
Form of Assignment of Tenant Leases
Intentionally Omitted

I-4

EXHIBIT J
Form of Required Tenant Estoppel Certificate
Intentionally Omitted

J-1

EXHIBIT K
Form of Purchaser’s Closing Bringdown Certificate
Intentionally Omitted

K-1

EXHIBIT L
INTENTIONALLY DELETED

L-1

EXHIBIT M
Form of Tenant Notice
Intentionally Omitted

M-1

EXHIBIT N
Form of Assignment, Assumption and Release of Head Lease
Intentionally Omitted

N-1

EXHIBIT O
FORM OF HST CERTIFICATE, UNDERTAKING AND INDEMNITY
Intentionally Omitted

O-2

EXHIBIT P
FORM OF ESCROW AGREEMENT FOR WITHHELD AMOUNT
Intentionally Omitted

P-3

SCHEDULE 2.2.3
Contracts
Intentionally Omitted

Schedule 2.2.3-1

SCHEDULE 2.2.4
Licenses and Permits
Intentionally Omitted

Schedule 2.2.7-2

SCHEDULE 2.2.7
Tenant Leases, Rent and Security Deposits
Intentionally Omitted

Schedule 2.2.7-3

SCHEDULE 2.3.2
Manager’s Property
Intentionally Omitted

Schedule 2.3.2-1

SCHEDULE 3.4
Allocation of Purchase Price
Intentionally Omitted

Schedule 3.4-1

SCHEDULE 4.1.1(g)
CONDOMINIUM DOCUMENTS
Intentionally Omitted

Schedule 4.1(g)-1

SCHEDULE 4.1.1(i)
Drawings, Geotechnical Reports, Environmental Reports or Studies, Engineering Reports, and Specifications Relating to the Condominium Property
Intentionally Omitted

Schedule 4.1(i)-1

SCHEDULE 5.1.6
Litigation
Intentionally Omitted

Schedule 5.1.6-1

SCHEDULE 5.1.8(a)
Unpaid Commissions/Landlord Obligations
Intentionally Omitted

Schedule 5.1.8(a)-1

SCHEDULE 5.1.8(b)
Tenant Termination Notices
Intentionally Omitted

Schedule 5.1.8(c)-1

SCHEDULE 5.1.8(c)
Tenant Defaults
Intentionally Omitted

Schedule 5.1.8(c)-2

SCHEDULE 5.1.12
Purchase Options
Intentionally Omitted

Schedule 5.1.12-1

SCHEDULE 5.1.13
Copies of Contracts and Management Agreements
Intentionally Omitted

Schedule 5.1.16-1

SCHEDULE 5.1.16
Claims for Taxes
Intentionally Omitted

Schedule 5.1.16-2

SCHEDULE 5.1.19
Condominium Owners Association Approval
Intentionally Omitted

Schedule 5.1.19-1

SCHEDULE 6.3.1
Liens
Intentionally Omitted

Schedule 6.3.1-1

SCHEDULE 6.7
Manager Contacts
Intentionally Omitted

Schedule 6.7-1

SCHEDULE 6.11-1
Major Tenants
Intentionally Omitted

Schedule 9.2.8-1

SCHEDULE 6.11-2
Large Tenants
Intentionally Omitted

Schedule 9.2.8-2

SCHEDULE 9.2.8
Utilities in the Name of the Sellers and the Sellers' Utility Deposits
Intentionally Omitted

Schedule 9.2.8-3

SCHEDULE 9.7
Taxes
Intentionally Omitted